File No. 333-37198
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       As filed with the Securities & Exchange Commission on May 17, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                        POST EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             UNITED MANAGEMENT, INC.
                 (Name of small business issuer in its charter)

         Nevada                          6770                     98-0204736
(State or jurisdiction of    (Primary Standard Industrial       (IRS Employer
   incorporation or              Identification No.)         Classification Code
    organization)                                                     No.)
                              --------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
 (Address of principal place of business or intended principal place of business

                              --------------------

                              Christine M. Cerisse
                             United Management, Inc.
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)

                            -------------------------

                                    Copies to
                             Antoine M. Devine, Esq.
                                 Foley & Lardner
                          One Maritime Plaza, 6th Floor
                             San Francisco, CA 94111
                                 (415) 438-6456

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------- --------------- ---------------------------- --------------------------- -------------------
 Title of each class of    Amount to be    Proposed maximum offering        Proposed maximum           Amount of
    securities to be        registered        price per unit (1)        aggregate offering price    registration fee
       registered
------------------------- --------------- ---------------------------- --------------------------- -------------------
Common Stock, par value      288,420                 $.40                       $115,368                 $53.00
  $0.0001
------------------------- --------------- ---------------------------- --------------------------- -------------------
        (1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                             UNITED MANAGEMENT, INC.
                         288,420 SHARES OF COMMON STOCK
                                 $.40 PER SHARE


         This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 288,420 shares of common stock, $.0001 par value of United Management, Inc. The shares were initially sold in an initial public offering of 288,420 shares of common stock, which was completed in December 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed acquisition.


         Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------


         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Securities Act.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

         The offering and the reconfirmation offering involve a speculative investment, a high degree of risk, and suitable only for persons who can afford the loss of their entire investment.

         We are subject to the information requirements of the Securities Exchange Act of 1934. We file reports and other information with the Securities and Exchange Commission. We intend to furnish our shareholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We may also furnish our shareholders quarterly reports containing unaudited financial information.


                            -------------------------

                              Offering Information

 ---------------------------- ---------------- ---------------------------- -------------------- ------------------
  Number of shares sold in                       Gross proceeds to United
   initial public offering    Price per share            Management           Offering expenses      Net proceeds
 ---------------------------- ---------------- ---------------------------- -------------------- ------------------
           288,420                   $.40             $115,368                 $10,000              $105,368
 ---------------------------- ---------------- ---------------------------- -------------------- ------------------


                The date of this Prospectus is February 23, 2001

                                TABLE OF CONTENTS
                                                                          Page

OFFERING INFORMATION........................................................1

PROSPECTUS SUMMARY..........................................................3

RISK FACTORS................................................................6

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER
 RULE 419.................... .............................................13

MERGER.....................................................................14

DILUTION...................................................................16

USE OF PROCEEDS............................................................16

CAPITALIZATION.............................................................17

PLAN OF OPERATION..........................................................18

DESCRIPTION OF BUSINESS....................................................23

PRINCIPAL SHAREHOLDERS.....................................................33

MANAGEMENT.................................................................35

EXECUTIVE COMPENSATION.....................................................36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................37

LEGAL PROCEEDINGS..........................................................37

MARKET FOR OUR COMMON STOCK................................................37

DESCRIPTION OF SECURITIES..................................................39

SHARES ELIGIBLE FOR FUTURE RESALE..........................................39

WHERE CAN YOU FIND MORE INFORMATION?.......................................40

REPORTS TO STOCKHOLDERS....................................................40

LEGAL MATTERS..............................................................40

EXPERTS....................................................................40

INDEMNIFICATION OF OFFICERS AND DIRECTORS..................................40

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
 ACCOUNTING AND FINANCIAL DISCLOSURE............................... .......41

FINANCIAL STATEMENTS......................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                             United Management, Inc.


         We were organized as a Nevada corporation on January 29, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation. In December 2000, we completed an initial public offering for 288,420 shares of our common stock for $.40 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN Ventures, Inc.'s issued and outstanding shares in exchange for 305,439 shares of our common stock. RRUN's core business venture is RAHX, a platform that uses Peer to Peer or P2P technologies to enable and enhance the distribution of digital media files over the Internet.


Negotiations between us and RRUN


         In December 2000, we commenced negotiations to acquire RRUN. The President of RRUN is Ray Hawkins, who also serves as CEO. RRUN indicated that it was interested in seeking the perceived advantages of a publicly-held corporation and requested information from us. In turn, we requested and received background information on RRUN including certain financial information. Once this information was exchanged, the parties began to negotiate the structure of the transaction. We indicated that we were interested in acquiring all of RRUN's outstanding capital stock so that RRUN would be a wholly-owned subsidiary. RRUN indicated that this structure would be acceptable provided that RRUN's current shareholders received enough shares of common stock to represent at least 51% of our outstanding shares of common stock. In December 2000, we executed the agreement with RRUN and its shareholders to acquire 100% of RRUN's stock in exchange for 305,439 shares of our common stock.


The Offering and Reconfirmation Offering


         288,420 shares of common stock were offered for $.40 per share on a "best efforts, all or none" basis. We conducted the offering without the use of a professional underwriter and it was completed in December 2000. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of our proposed acquisition.


Securities Outstanding


         There are presently 500,000 shares of common stock outstanding from an authorized issuance of 100,000,000 shares of common stock. If the acquisition is completed, 593,859 shares of common stock will be outstanding.


Expiration Date

         This offering will expire on November 28, 2001. There is no minimum number of securities that must be sold in the offering.

Escrow


         We deposited the proceeds of this offering into an escrow account with City National Bank, N.A., Los Angeles, California, the escrow agent. A certificate bearing the investor's name was issued and delivered to the escrow agent for safekeeping.

         After this post-effective amendment is declared effective, we will start the reconfirmation offering. Upon reconfirmation, we will notify the escrow agent to release the proceeds and the securities to us. We will distribute the certificates to the shareholders. Investors will receive a supplement to the prospectus indicating the amount of proceeds and securities released and the date of release.


Reconfirmation Offering Conducted in Compliance with Rule 419


         We are a blank check company and, consequently, this reconfirmation offering is being conducted in compliance with Rule 419. The investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in our initial public offering are deposited and held in an escrow account established under Rule 419, and will remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds and deposited securities can be released to us and the investors, respectively, we are required to update the registration statement with a post-effective amendment, and within five business days after the effective date, we are required to furnish the investors with the prospectus containing the terms of a reconfirmation offer and information about the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor has 20 business days from the date of this prospectus to reconfirm his/her investment. Any investor not making any decision within the 20 business day period will automatically have his/her investment returned.

         The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors.


Reconfirmation Offer


         This prospectus relates to a reconfirmation by our shareholders of their investment. Under Rule 419, the proceeds of our initial public offering and the securities purchased in the offering, both of which are currently held in the escrow account, will not be released from the escrow account until:


       (1) we execute an agreement for an acquisition or merger meeting certain criteria;

       (2) a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the merger agreement and audited financial statements is filed; and


       (3) we conduct a reconfirmation offer in which 80% of the shareholders in the initial public offering elect to reconfirm their investments.

This number is computed 20 business days after the effective date of this post-effective amendment. Once an investor has sent his/her letter of reconfirmation, their letter of reconfirmation may not be revoked. In the event the investors do not vote to reconfirm the offering, the deposited funds will be returned to investors on a pro rata basis. Their funds will be returned within 5 business days of failure to consummate the merger.

Terms of the Reorganization Agreement


         The terms of the merger are stated in the Reorganization Agreement dated December 18, 2000. We will consummate the merger when, among other things, we receive acceptance of the reconfirmation offer by at least 80% of the investors. If the merger is consummated, RRUN will be merged into United Management, with United Management as the surviving entity. We will change our name to RRUN Ventures, Inc. when we consummate the merger:

       o each shareholder who holds shares of our common stock registered pursuant to a registration statement declared effective by the SEC on November 28, 2000 prior to the merger and who accepts the reconfirmation offer shall continue to hold his or her share certificate(s) representing our registered common stock; and

       o each stockholder of registered common stock who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account of $.40 per share.

         At the effective date of the merger, RRUN's outstanding shares will be canceled. We will issue 305,439 shares of our common stock to RRUN's shareholders at the effective date, and our current shareholders will own 288,420 shares, representing 48.6% of the surviving entity.


Recent Developments


         Our board believes that the merger represents a good investment opportunity for our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of RRUN by written consent dated December 18, 2000. The merger agreement was confirmed by the unanimous consent of the directors on December 18, 2000.


Accounting Treatment


         Although we are the legal surviving corporation, for accounting purposes, the merger is treated as a purchase business acquisition of United Management by RRUN in a reverse acquisition, and a recapitalization of RRUN. RRUN is the acquirer for accounting purposes because the former RRUN stockholders received the larger portion of the common stockholder interests and voting rights retained by the our former stockholders. Because RRUN is the acquirer for accounting purposes under APB Opinion No. 16, the surviving entity will adopt RRUN's fiscal year end, December 31.


High Risk

         Investment in our securities is highly speculative, involves a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investment.

Use of Proceeds


         In our initial public offering, we generated $115,368 in proceeds. None of the deposited funds have been or will be expended to merge RRUN into us. The deposited funds will be transferred to us under the merger agreement if a business combination is effected.

                                  RISK FACTORS


         RRUN Has a Limited Operating History. RRUN's operations are subject to the many risks inherent in a development stage business enterprise operating in a market dependent upon new technology. The likelihood of RRUN's success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in a new business and the competitive environment in which it operates. Since inception, RRUN's efforts have been limited primarily to organizational activities and it has generated no revenues to date. Its operating history is insufficient for an investor to rely on in making a judgment about RRUN's future performance. RRUN cannot be certain that its business strategy will be successful or that it will successfully address the risks and uncertainties related to RRUN's limited operating history.


         We Cannot Assure You That RRUN's Operating Results Will Be Profitable. RRUN's lack of operating history and unproven business model make it difficult to accurately forecast RRUN's future revenues or results of operations. RRUN has no meaningful historical financial data upon which to base planned operating expenses, and its sales and operating results are difficult to forecast. A variety of factors may cause RRUN's annual and quarterly operating results to fluctuate significantly. Many of these factors are outside of RRUN's control and include:

          o    the effectiveness of its sales and marketing campaign;
          o    market acceptance of RRUN's products;
          o the amount and timing of its operating costs and capital expenditures;
          o introductions by its competitors of new or enhanced services or products;
          o price competition and fluctuations in the prices of the products that RRUN sells;
          o    changes in its management team and key personnel; and
          o fluctuations in general economic conditions and economic conditions specific to RRUN's industry.


         One or more of these factors could materially and adversely affect gross margins and operating results in future periods. Given RRUN's stage of development and level of revenues, we cannot assure you that RRUN can meet these estimates, that the assumptions are reliable, or that RRUN will, at any point, attain profitability.

         We Cannot Assure You That RRUN's Products Will Attain Market Acceptance. There is no assurance that RRUN's products will attain market acceptance or that they will achieve projected margins. To market its products profitably, RRUN needs to successfully complete evaluation periods with the end-users of the products. RRUN's failure to establish and maintain relationships with these parties could adversely effect RRUN's business, financial condition, and results of operations. There is no guarantee that potential customers who currently use a competitor's products will be willing to shift to RRUN's products.

         RRUN May Not Receive Adequate Cooperation From the Major Record Labels. Even though RAHX is a viable solution to the digital music dilemma, we cannot assure you that the major records labels will cooperate with RRUN. If the major record labels do not cooperate in providing content, then RRUN will move towards securing relationships with independent record labels. The Internet has become a valuable tool for independents, as they can forgo many of the middlemen in music distribution and place their materials directly in the hands of consumers. However, dependence on independent labels may adversely effect RRUN's ability to become profitable and to sustain profitability.

         We May Not Acquire Enough Content to Achieve Profitability. RRUN's success depends on its ability to obtain a sufficient amount and variety of digital recorded music for distribution. Until a significant number of artists and their record labels adopt a strategy of digitally delivering music over the Internet, the growth of its business might be limited. RRUN relies on record companies and artists for digital recorded music to be distributed using its format. RRUN believes record companies will remain reluctant to distribute their recorded music digitally unless they are satisfied that the digital delivery of their music over the Internet will not result in the unauthorized copying and distribution of that music. If record companies do not believe that recorded music can be securely delivered over the Internet, they will not allow the digital distribution of their recorded music and RRUN might not have sufficient content to attract consumers. If RRUN cannot offer a sufficient amount and variety of digital recorded music for syndication, its business might be harmed.

         Customers Might Not Accept RRUN's Platform. RRUN's success will depend on acceptance of its platform as a method for digital delivery of recorded music over the Internet. Factors that might influence market acceptance of its platform include the following:

          o the availability of sufficient bandwidth on the Internet to enable consumers to download digital recorded music rapidly and easily;
          o the willingness of consumers to invest in computer technology for downloading digital music;
          o    the cost of time-based Internet access;
          o the amount and variety of digital recordings available for purchase through its technology relative to those available through other online digital delivery companies, digital music websites or through traditional physical delivery of recordings;
          o the availability of portable devices to listen to digitally recorded music;
          o the fidelity and quality of the sound of the digital recorded music; and
          o the level of consumer comfort with the process of downloading and paying for digital music over the Internet, including ease of use and lack of concern about transaction security.

         RRUN is Dependent on the Continued Viability of the Infrastructure of the Internet and Other Commercial Online Services. To the extent that the Internet and other online services continue to experience growth in the number of users and frequency of use by consumers resulting in increased bandwidth demands, RRUN cannot assure you that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. The Internet and other online services have experienced outages and delays as a result of damage to portions of their infrastructure. Outages or delays could adversely affect online sites, e-mail, and the level of traffic on all sites. Since RRUN intends to distribute its products through the Internet, its business would suffer if the viability of the infrastructure of the Internet were to decline. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity or due to increased governmental regulation. Insufficient availability of telecommunications services to support the Internet or other online services could also result in slower response times and negatively impact use of the Internet and other online services generally, and RRUN's sites in particular. If the infrastructure of the Internet and other online services do not effectively support growth that may occur, RRUN may not achieve or sustain profitability, and its business, results of operations and financial condition will consequently suffer.


         RRUN is Dependent on Key Personnel. RRUN's success is highly dependent upon certain key management and technical personnel. Ray Hawkins and Pavel Bains have played important roles in RRUN's founding, development and promotion. Although RRUN intends to enter into employment agreements with both Mr. Hawkins and Mr. Bains, the loss of either of them could adversely affect RRUN's business, financial condition, and results of operations. RRUN intends to apply for and obtain "key man" life insurance on the life of Mr. Hawkins and Mr. Bains. We cannot assure you that either of these persons will remain with RRUN in the future due to circumstances either within or outside of their control. In addition, competition for qualified personnel is intense, and we cannot assure you that RRUN will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would adversely effect RRUN's business.


         The Market for Digital Delivery of Music Over the Internet is Highly Competitive, and if RRUN Cannot Compete Effectively, It May Not Achieve Profitability. Competition in the business of digital delivery of music over the Internet is increasing. If RRUN does not compete effectively or if it experiences pricing pressures, reduced margins or loss of market share resulting from increased competition, its business might be harmed. New companies continue to enter the market and current competitors are expanding their products and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including the following:

          o    larger audiences;
          o    larger technical, production and editorial staffs;
          o    greater brand recognition;
          o    access to more recorded music content;
          o    a more established Internet presence;
          o    a larger advertiser base; and
          o substantially greater financial, marketing, technical and other resources.


         If Standards for the Secure, Digital Delivery of Recorded Music Are Not Adopted, the Piracy Concerns of Record Companies and Artists Might Not Be Satisfied, and They Might Not Use RRUN's Platform for Digital Delivery of Their Music. Because other digital recorded music formats do not contain mechanisms for tracking the source or ownership of digital recordings, users are able to download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. This piracy is a significant concern to record companies and artists, and is the reason many record companies and artists are reluctant to digitally deliver their recorded music over the Internet. The Secure Digital Music Initiative, or SDMI, is a committee formed by the Recording Industry Association of America, or RIAA, to propose a standard format for the secure digital delivery and use of recorded music. If a standard format is not adopted, however, unsecure copies of recorded music may continue to be available on the Internet, and record companies and artists might not permit the digital delivery of their music. Additionally, as long as pirated recordings are available, many consumers will choose free pirated recordings rather than paying for legitimate recordings. Accordingly, if a standard format for the secure digital delivery of music is not adopted, RRUN's business might be harmed. It has designed its current products to be adaptable to different music industry and technology standards. Numerous standards in the marketplace, however, could cause confusion as to whether its products and services are compatible. If a competitor were to establish the dominant industry standard, its business could be harmed.

         If RRUN's Platform Does Not Provide Sufficient Rights Reporting Information, Record Companies and Artists Are Unlikely to Digitally Deliver Their Recorded Music Using Its Platform. Record companies and artists must be able to track the number of times their recorded music is downloaded so that they can make appropriate payments to music rights organizations, including the American Society of Composers, Authors and Publishers, Broadcast Music Incorporated and SESAC, Inc. If RRUN's products and services do not accurately or completely provide this rights reporting information, record companies and artists might not use its platform to digitally deliver their recorded music, and its business might be harmed.

         RRUN's Business Might Be Harmed if It Fails to Price Its Products and Services Appropriately. The price of Internet products and services is subject to rapid and frequent change. RRUN may be forced for competitive or technical reasons to reduce or eliminate prices for certain of its products or services. If this happens, its revenues will decline, and its business might be harmed.

         RRUN Might Not Be Able to Scale Its Technology Infrastructure to Meet Demand for Its Products and Services. RRUN's success will depend on its ability to scale its technology infrastructure to meet the demand for its products and services. Adding new capacity will be expensive, and RRUN might not be able to do so successfully. In addition, it might not be able to protect its new or existing data centers from unexpected events as it scales its systems. To the extent that it does not address any capacity constraints effectively, its business would be harmed.

         RRUN Might Not Be Successful in Its Attempts to Keep Up With Rapid Technological Change and Evolving Industry Standards. The markets for RRUN's products and services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition, and frequent new product and service introductions. Its future success will depend, in part, on its ability to:

          o    use leading technologies effectively;
          o    continue to develop its strategic and technical expertise;
          o    enhance its current products and services;
          o develop new products and services that meet changing customer needs;
          o    advertise and market its products and services; and
          o influence and respond to emerging industry standards and other technological changes.

         This must be accomplished in a timely and cost-effective manner. RRUN may not be successful in effectively using new technologies, developing new products or services or enhancing its existing products or services on a timely basis. These new technologies or enhancements may not achieve market acceptance. RRUN's pursuit of necessary technological advances may require substantial time and expense. Finally, RRUN may not succeed in adapting its services to new technologies as they emerge.


         Consumers Might Not Readily Accept Devices That Will Play Digitally Downloaded Music. RRUN believes that the market for digitally recorded music delivered over the Internet will not develop significantly until consumers are able to enjoy this music on more convenient mediums than a personal computer. Several consumer electronics companies have introduced or announced plans to introduce devices that will allow digital music delivered over the Internet to be played away from the personal computer. If companies fail to introduce easily usable devices, consumers do not accept these devices or its products and services are incompatible with these devices, its business would be harmed. In addition, digital music can be transferred to a compact disc, but that transfer requires a compact disc recorder, or CD-R. Many desktop computer manufacturers offer CD-Rs in their computers. If companies do not continue to offer CD-Rs in their computers, consumers do not accept CD-Rs or its products and services are incompatible with CD-Rs, its business might be harmed.


         RRUN Might Incur Liability for the Content of the Recorded Music That It Digitally Delivers. Because RRUN digitally delivers recorded music to third parties, it might be sued for negligence, copyright or trademark infringement or other reasons. These types of claims have been brought, sometimes successfully, against providers of online products and services in the past. Others could also sue it for the content that is accessible from its website through links to other websites. These claims might include, among others, claims that by hosting, directly or indirectly, the websites of third parties, it is liable for copyright or trademark infringement or other wrongful actions by these third parties through these websites. Even if these claims do not result in liability, RRUN could incur significant costs in investigating and defending against these claims. RRUN has taken steps to prevent these claims.

         Under the Digital Millennium Copyright Act of 1999, Internet service providers are insulated from several types of these claims, upon compliance with the requirement that they appoint an agent to receive claims relating to their service, and RRUN intends to appoint an agent. In 1998, Congress passed the Internet Freedom Act, which imposes a three-year moratorium on state and local taxes on Internet-based transactions. RRUN cannot assure you that this moratorium will be extended. Failure to renew this moratorium would allow various states to impose taxes on e-commerce, which might harm its business.

         RRUN May Encounter System Failures or Delays That Might Harm Its Business. RRUN's operations depend on its ability to protect its computer systems against damage from fire, water, power loss, telecommunications failures, computer viruses, vandalism and other malicious acts, and similar unexpected adverse events. Interruptions or slowdowns in its services could result from the failure of its telecommunications providers to supply the necessary data communications capacity in the time frame it requires, as well as from deliberate acts. Despite precautions it has taken, unanticipated problems affecting its systems could in the future cause temporary interruptions or delays in the services it provides. Customers might become dissatisfied by any system failure or delay that interrupts its ability to provide service to them or slows its response time. Sustained or repeated system failures or delays would affect its reputation, which would harm its business. Slow response time or system failures could also result from straining the capacity of its software or hardware due to an increase in the volume of products and services delivered through its servers.


         RRUN Depends on Proprietary Rights to Develop and Protect Its Technology. RRUN's success and ability to compete substantially depends on its internally developed technologies and trademarks, which it protects through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even if they are approved, its patents or trademarks may be successfully challenged by others or invalidated. If its trademark registrations are not approved because third parties own these trademarks, its use of these trademarks would be restricted unless it enters into arrangements with the third-party owners, which might not be possible on commercially reasonable terms or at all. The primary forms of intellectual property protection for its products and services internationally are patents and copyrights. Patent protection throughout the world is generally established on a country-by-country basis.

         To date, RRUN has not applied for any patents outside the United States. It may do so in the future. Copyrights throughout the world are protected by several international treaties, including the Berne Convention for the Protection of Literary and Artistic Works. Despite these international laws, the level of practical protection for intellectual property varies among countries. In particular, United States government officials have criticized various countries, including China and Brazil, for inadequate intellectual property protection. If its intellectual property is infringed in any country without a high level of intellectual property protection, its business could be harmed. RRUN generally enters into confidentiality or license agreements with its employees, consultants and corporate partners, and generally controls access to and distribution of its technologies, documentation and other proprietary information.

         Despite its efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its solutions or technologies. The steps RRUN has taken may not prevent others from misappropriating its solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect its proprietary rights as fully as in the United States. RRUN has licensed, and it may license in the future, certain proprietary rights to third parties. While it attempts to ensure that the quality of its brand is maintained by its business partners, they may take actions that could impair the value of its proprietary rights or its reputation. In addition, these business partners may not take the same steps RRUN has taken to prevent others from misappropriating its solutions or technologies.


         Difficulties Presented by International Economic, Political, Legal, Accounting and Business Factors Could Harm Its Business in International Markets. A key component of RRUN's strategy is to expand into international markets. The following risks are inherent in doing business on an international level and RRUN has little or no control over them:

          o    unexpected changes in regulatory requirements;
          o    export restrictions;
          o    export controls relating to encryption technology;
          o    longer payment cycles;
          o    problems in collecting accounts receivable;
          o    political and economic instability; and
          o    potentially adverse tax consequences.

         In addition, other factors that may also affect it and over which it has some control include the following:

          o    difficulties in staffing and managing international operations;
          o    differences in music rights reporting structures; and
          o    seasonal reductions in business activity.

         One or more of the factors listed above may harm its present or future international operations and, consequently, its business.


         Government Regulation of the Internet Might Harm RRUN's Business. The applicability to the Internet of existing laws governing issues including property ownership, libel and personal privacy is uncertain. In addition, governmental authorities may seek to further regulate the Internet with respect to issues like user privacy, pornography, acceptable content, e-commerce, taxation, and the pricing, characteristics and quality of products and services. Finally, the global nature of the Internet could subject it to the laws of a foreign jurisdiction in an unpredictable manner. Any new legislation regulating the Internet could inhibit the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium, which might harm its business. In addition, the growing use of the Internet has burdened the existing telecommunications infrastructure and has caused interruptions in telephone service. Telephone carriers have petitioned the government to regulate the Internet and impose usage fees on Internet service providers. These types of regulations could increase RRUN's costs of using the Internet and impede its growth, which could in turn decrease the demand for its services or otherwise harm its business.

         We may fail to obtain a sufficient number of investors to reconfirm the offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, 80% of the investors elect to reconfirm their investment. If enough investors do not reconfirm their investment in the reconfirmation offering, the business combination will not be closed. If so, none of the securities held in escrow will be issued and your funds will be returned to you without interest.

         Issuance of shares in acquisition. Our Certificate of Incorporation authorizes the board to issue 100,000,000 shares of common stock, $.0001 par value. The proposed acquisition, if completed, will result in our issuing an additional 305,439 shares of common stock and will result in substantial dilution in the percentage of the common stock held by its present shareholders. Moreover, the common stock to be issued in the acquisition has been valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by our present shareholders.

         Lack of public market for securities. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, or if developed, that a market will be sustained, or that our securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, no assurances are given that we will continue to file these reports on a voluntary basis. In any event, due to the low price of our securities, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES


         Rule 419 requires that offering proceeds, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:


         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with RRUN.


         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

         Third, we will mail a copy of the prospectus to each investor within five business days of the effective date a post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described under "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that:


         The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest earned, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by certain tax laws or retirement laws.

                                     MERGER


Background of the Merger Agreement


         In November 2000 we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $115,368 in gross proceeds from investors. Under Rule 419, $115,368 and 288,420 shares purchased by the investors were placed in escrow pending:

          o distribution of a reconfirmation prospectus to the investors describing the acquisition of RRUN; and

          o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $115,368 in offering proceeds in the escrow account will be returned to the investors, and the share certificates will be canceled. Under Rule 419, the value of RRUN must represent at least 80% of the maximum offering proceeds, or $92,294. Based upon independent audited financial statements, RRUN's business value is more than $92,294.


Terms and Conditions of Merger Agreement

         Stockholders wishing to obtain a copy of the merger agreement, which is incorporated into this prospectus by reference, may obtain one without charge by writing to United Management, Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, attention: Christine Cerisse.


         Under the merger agreement, RRUN will be merged into us. If the merger is consummated, 305,439 shares of common stock will be issued to former RRUN shareholders. Each shareholder who holds shares of our common stock registered in the registration statement declared effective by the SEC on November 28, 2000 prior to the merger and who accepts the reconfirmation offer will, after consummation, hold the same number of shares held prior to the merger, but the aggregate percentage interest in United Management will be increased to 48.6%. RRUN will merge into United Management with United Management as the surviving entity.

         Our name will be changed to "RRUN Ventures, Inc." after the merger. The merger is intended to be consummated so that the transaction will be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account at $.40 per share, and current holders of our common stock, which is restricted from resale under United States securities laws, will tender their shares to us for cancelation. Governmental approval is not required to consummate the merger.

         The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former RRUN shareholders will own 43% of the surviving entity while our current shareholders will own 57% of United Management.

         Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to United Management, Inc.,
Attention: Christine Cerisse, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by Ms. Christine Cerisse within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.


Certain Income Tax Consequences


         The merger is intended to qualify as a "tax-free reorganization" for purposes of the federal income tax law so that United Management's and RRUN's stockholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either United Management or RRUN in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the internal revenue service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                                    DILUTION


         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of common stock outstanding.

         As of December 31, 2000, our net tangible book value was $78,758 or $.15 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Our net tangible book value as of June 30, 2000 on an unaudited pro forma combined basis taking into account the acquisition of RRUN and issuance of 305,439 shares of common stock to RRUN's present shareholders was -$31,925or approximately $.05 per share, based on 593,859 outstanding shares of common stock. The result will be an immediate dilution to our present shareholders, including a substantial dilution to the public investors. The following table illustrates this dilution:

     Public offering price per share                                 $0.40
     Net tangible book value per share before offering                0.15
     Proforma net tangible book value per share                       0.05


         The table is based upon the potential acquisition of RRUN and the possible issuance of 305,439 shares of common stock to present RRUN shareholders.

                                 USE OF PROCEEDS


         The gross proceeds of this offering were $115,368. Rule 419 permits 10% of the funds, or $11,536, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with RRUN is closed according to Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Also, none of the proceeds are being used to repay debt. Management will pay the offering expenses.


         Under Rule 419, after the reconfirmation offering and the closing of the business combination, $115,368, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us, and utilized as follows:

                                                   Amount             Percent

             Offering Expenses                      $10,000              8.7%

             Working Capital                       $105,368             91.3%

             Total                                 $115,368            100.0%
                                                                       ======

         The proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with RRUN. These funds are in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                 CAPITALIZATION


         Our capitalization on December 31, 2000, and as adjusted to give effect to the issuance of shares to RRUN's shareholders after the proposed acquisition is completed, is as follows:


                                  ------------------- ----------------- ------------------ -------------
                                         UNITED             RRUN
                                    MANAGEMENT, INC.   VENTURES, INC.        ADJUSTMENTS     PRO FORMA
                                  ------------------- ----------------- ------------------ -------------

     Loans payable                      $13,106             $66,803                -           $79,909
                                  ------------------  ----------------- ------------------ -------------
                                        $13,106             $66,803                -           $79,909
                                  ==================  ================= ================== =============

SHAREHOLDERS' EQUITY

Share Capital                               $79              $6,109     (a)       (50)          $6,138


Additional Paid In Capital             $131,009             175,847     (a)        50          291,186

                                                                        (b)   (15,720)
                                  ------------------  ----------------- ------------------ -------------
Deficit                                $(52,330)            $94,953)    (b)    18,955        $(131,563)

                                                                        (c)    (3,235)
                                  ------------------  ----------------- ------------------ -------------
Capitalization                         $(78,758)           $(87,003)                           $165,761
                                  ==================  ================= ================== =============


(a)  Record the cancelation of 500,000 common shares of United Management Inc.
(b)  Record the reverse take-over transaction


                                PLAN OF OPERATION


         The following discussion should be read along with the financial statements and notes, and by other more detailed financial information appearing in other parts of this prospectus.


United Management, Inc.


         We are in the development stage as of June 30, 2000 and we completed an initial public offering in December 2000 using a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000 and sold 288,420 shares of its common stock, $.0001 par value, at a price of $.40 per share. The offering was conducted directly by us without an underwriter. We are a "blank check" company subject to Rule 419 of Regulation C which was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

         The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and enough subscribers reconfirm their investments according to the procedure outlined in Rule 419.

         We had no revenues for each of the years ended June 30, 2000 and June 30, 1999. We had a net loss of ($16,932) for the year ended June 30, 2000 as compared to a net loss of ($1,973) for the year ended June 30, 1999. In addition, at June 30, 2000, we had total assets of $0 and total liabilities of $3,235.

         We had no revenues for each of the periods ended September 30, 2000 and September 30, 1999. We had a net loss of ($9,254) for the period ended September 30, 2000 as compared to a net loss of ($5,902) for the period ended September 30, 1999. In addition, at September 30, 2000, we had total assets of $0 and total liabilities of $12,489.

         We had no revenues for each of the periods ended December 31, 2000 and December 31, 1999. We had a net loss of ($24,121) for the period ended December 31, 2000 as compared to a net loss of ($5,952) for the period ended December 31, 1999. In addition, at December 31, 2000, we had total assets of $0 and total liabilities of $36,610.

         In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. Assuming this reconfirmation offering and acquisition is completed, RRUN's business will be our sole business.


RRUN Ventures Inc. Plan of Operation


         Upon closing of the merger with United Management Inc., RRUN will require additional funds to finance its operations. RRUN plans to seek financing within six months of the merger to capitalize its funding requirements. This financing will satisfy its cash needs for the first twelve to eighteen months of operations. To further fund RRUN's business efforts it plans to meet the requirements to complete a listing on the NASDAQ Small Cap Market and subsequently execute a secondary offering of its common stock. This proposed listing on the NASDAQ Small Cap Market is planned for eighteen to twenty-four months after the closing of the merger between RRUN and United Management Inc.


         To ensure the necessary funds will be raised for RRUN, it has begun to develop a relationship with a leading international investment banking firm.

         Over the first twelve months of operations, RRUN will conduct significant product research and development, or R & D for it's Peer to Peer, or P2P product, RAHX. From system architecture design to working prototype and Alpha and Beta releases RAHX will be developed within a accelerated product cycle of six to nine months.


         The R & D executed by RRUN will include but will not be limited to:

          o Development of the RAHX software and its software subset components
          o    Development of the RAHX back end platform system
          o    Development of various RAHX software licensee user tools

         Within the first year of operation RRUN intends to invest significantly in equipment to be used in developing products, the RAHX back end technology and corporate file servers. The equipment invested in will include but not limited to:


          o Audio and Video Production equipment for the development of the interactive front end websites
          o Web, File, DNS and Proxy Servers that will handle the products' capacity needs
          o Networking/Communication servers to load balance the traffic coming through the RAHX websites


         RRUN will continue its main operations out of its Vancouver, BC facility and intends to open business development offices in New York and Los Angeles.

         RRUN anticipates that its staffing levels of RRUN will increase significantly to approximately 50 employees over the first year of operations to properly execute its business plan and to support its aggressive growth strategy.


         In addition to increasing the number of employees, additional senior management will be required to add experience to the present management team and further RRUN's development. Over the first 12 months, RRUN intends to appoint additional members to the Board of Directors and form an advisory board of industry professionals to guide, counsel and assist it through its business strategy execution.

RRUN Ventures Inc. Implementation Plan

         The RRUN Ventures Inc. initial implementation is planned over a period of two phases totaling twenty-four (24) months. Each phase is broken down into a number of stages that range from two to three months. The implementation plan during each stage describes the activity across various departments such as Operations, Finance, Venture Development/Product Development, and Sales/Marketing/Business Development. Each stage also lists the cost to execute the stage.

Phase 1- Stage A
Duration: 2 months (October 1 - November 30, 2000)
     Operations:

     o    Establish and Incorporate Company
     o    Set up Vancouver Production office
     o    Complete evaluation of RAHX, Inc.
     o    Complete purchase of RAHX, Inc.
     o    Complete equity purchase of KAPH Data Engineering Inc. shares

     Financing:
     o    Initiate start up financing
     Venture Development /Product Development:
     o    Continue development of RAHXWARE software Sales/Marketing/Business
          Development:
     o    Soliciting to and securing of content owners
     o    Soliciting to and securing of partners
     Cost of Stage:
     o    Approx. $50K

Phase 1 - Stage B
Duration: 2 months (December 1 - January 31, 2001)
     Operations:
     o    Commence Human Resources (HR) recruitment program
     o    Identify potential Advisory Board members
     o    Identify potential Board Directors
     Financing:
     o    Source and secure RTO candidate
     Venture Development/Product Development:
     o    Commence development of RAHX.com website
     Sales/Marketing/Business Development:
     o    Soliciting to and securing of content owners
     o    Soliciting to and securing of partners
     Cost of Stage:
     o    Approx. $100K

Phase 1 - Stage C
Duration: 3 months (Feb 1 - April 30, 2001)
     Operations:
     o    Open Los Angeles business development office
     o    HR- seek candidates for various positions

     o    Secure Advisory Board members
     o    Secure Board Directors
     Financing:
     o    Complete transaction with RTO candidate
     o    Commence trading as new company on NASD OTC:BB
     o    Source and secure private placement financing
     o Identify investment banker to source further rounds of funding Venture Development/Product Development:
     o    Accelerated development of RAHXWARE commences
     o    Launch of RAHX.com
     Sales/Marketing/Business Development:
     o    Launch of marketing for RAHX.com
     o    Soliciting to and securing of content owners
     o    Soliciting to and securing of partners
     Cost of Stage:
     o    Approx. $400K

Phase 1 - Stage D
Duration: 3 months (May 1 - July 31, 2001)
     Operations:
     o    HR- seek candidates for various positions
     o    Secure Advisory Board members o Secure Board Directors
     o    Open business development office In New York
     Sales/Marketing/Business Development:
     o    Marketing of RAHX.com
     o    Soliciting to and securing of content owners
     o    Soliciting to and securing of partners
     Cost of Stage:
     o    Approx. $700K

Phase 1 - Stage E
Duration: 2 months (August 1 - September 30, 2001)
     Operations:
     o    HR- seek candidates for various positions
     o    Secure Advisory Board members
     o    Secure Board Directors
     Financing:
     o    Source and secure secondary financing
     Sales/Marketing/Business Development:
     o    Launch of marketing for RAHXWARE
     o    Soliciting to and securing of content owners
     Cost of Stage:
     o    Approx. $1.0 M

Phase 2 - Stage A
Duration: 3 months (October 1 - December 31, 2001)
Cost of entire phase 2: $5.0 M
     Operations:
     o    Execute strategic plan
     o    Identify opportunities
     Financing:
     o Commence process for listing on NASDAQ Small Cap Market or national market
     Venture Development /Product Development:
     o Launch of beta version of direct to consumer RAHXWARE software Sales/Marketing/Business Development:
     o    Marketing for RAHXWARE and RAHX.com
     o    Soliciting to and securing of content owners

Phase 2 - Stage B
Duration: 3 months (January 1 - March 30 - 2002)
     Operations:
     o    Execute strategic plan
     o    Identify opportunities
     Venture Development /Product Development:
     o    Launch of RAHXWARE licensing product
     Sales/Marketing/Business Development:
     o    Marketing for RAHXWARE and RAHX.com
     o    Soliciting to and securing of content owners
     o    Sales of RAHXWARE licensing program

Phase 2 - Stage C
Duration: 3 months (April, 2002 - June 30, 2002)
     Operations:
     o    Execute strategic plan
     o    Identify opportunities
     Sales/Marketing/Business Development:
     o    Marketing for RAHXWARE and RAHX.com
     o    Soliciting to and securing of content owners
     o    Sales of RAHXWARE licensing program

Phase 2 - Stage D
Duration: 3 months (July, 2002 - September, 2002)
     Operations:
     o    Execute strategic plan
     o    Identify opportunities
     Financing:
     o    Complete Listing on Nasdaq Small Cap Market or national market
     o    Complete secondary offering or private placement
     Sales/Marketing/Business Development:
     o    Marketing for RAHXWARE and RAHX.com
     o    Soliciting to and securing of content owners
     o    Sales of RAHXWARE licensing program

                             DESCRIPTION OF BUSINESS

Introduction


         United Management, Inc. was incorporated on January 29, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose, which is described below.

         In December 2000, we completed an initial public offering of 288,420 shares of our common stock at a price of $.40 per share using a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc. and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. RRUN was incorporated in Nevada in October 2000 and is a multi-media venture development organization focused on content distribution utilizing the Internet.


Core Business Venture


         RRUN's core business venture is RAHX, a software platform that uses Peer to Peer, or P2P technologies to enable and enhance the distribution of digital media files over the Internet. P2P technologies allow users to exchange digital media files directly from their computers. RAHX focuses on providing both owners and consumers of media-related content a suite of software products that address their respective needs. To take advantage of the sudden growth in the file exchange industry, RRUN expects to launch the RAHX venture before the end of 2001.

         RAHX is used together with the product, RAHXWARE, the software which consumers use to connect to RAHX.


Opportunities in the Digital Music Industry


         There has been a recent media explosion around the controversial music software company Napster. Napster has caused an uproar within the music industry, as the company has led the way in pioneering a new process of distributing music over the Internet. This process has been dubbed file exchange or P2P. Consumers can now access music files directly with another consumer without going through a website or centralized server.

         However, companies like Napster are currently subject to a number of highly publicized lawsuits because, among other things, they promote the use of a software that violates the rights of music copyright owners including major record labels Sony and Universal. An opportunity arises for a company to create a feasible solution that not only generates revenue for the major record labels, but also allows consumers to continue to download and exchange music easily for a low cost.


RAHX Business Model


         RRUN's core business venture is RAHX, a software platform that uses P2P technologies to enable and enhance the distribution of digital media files over the Internet. RAHX provides media users and content owners with an end-to-end solution of distributing music over the Internet by performing the following functions:

     o    Facilitating the transfer and exchanging of digital media files;
     o    Managing the income flow from consumers to content owners;
     o    Storing the income for the benefit of content owners;
     o    Tracking the content use;
     o    Distributing the income to content owners; and
     o Protecting the consumers with Internet security and content owners with digital rights management.


         RAHX earns income for RRUN through a two-pronged business model: Direct to Consumer Model and Licensing Model. In the Direct to Consumer Model, RAHX provides a file exchange service or P2P media service directly to consumers and uses its file exchange software to generate transaction fees by acting as an agent to facilitate transactions between consumers and content owners. In the Licensing Model, RAHX licenses its software to other P2P media services that desire a method to generate revenue. RAHX bills these file exchange services software license fees and transaction facilitation fees. Under this model, RAHX earns a smaller transaction fee rate than in the direct to consumer model.

The Management


       RRUN is operated by a team of professionals from the music, marketing, and technology sectors with core competencies in music industry licensing, Gen X & Y marketing, results-oriented business management, and systems integration software design and programming.

Company History


         RRUN Ventures Inc. was founded in Vancouver, British Columbia in June of 2000. RRUN was incorporated in October 2000 under the laws of Nevada.

         RRUN's key venture RAHX, Inc., was initially developed by a corporation controlled by RRUN's founders. RAHX was conceptualized as a software solution for the digital media file exchange industry. In November 2000, RRUN purchased the rights to RAHX by acquiring a controlling stake in RAHX, Inc. The first two RAHX products to emerge are the file exchange software solution RAHXWARE, and RAHX.net the promotional and support website for all RAHX products.


         Currently RRUN is in start-up phase with a staff of ten and operates in Vancouver, British Columbia. To date RRUN has achieved the following:

     o Identified and secured a start-up management team; o Begun developing relationships with content owners;
     o    Begun developing a partnership with technology firm Kaph Data
          Engineering;
     o Begun sourcing financing and exploring options to initiate an initial public offering;
     o    Created a RAHX demo, a RAHX introductory trailer, and a RRUN website;
          and
     o Developed a relationship with a technology/entertainment law firm whose clients include: NARAS, AOL, Microsoft, Sony and BMG.


         RRUN's primary strength is its people. This group consists of individuals who developed their skills while dealing with the technological changes in the new economy. This group brings experience in marketing, financial software development, entertainment, technology, and project management. As a start-up, RRUN is able to move quickly and adapt to a dynamic environment. However, RRUN must also overcome the barriers that arise in the start-up phase. These barriers include the lack of:

     o    Full financial capitalization to maximize operations; and
     o    Strategic alliances with the major record labels and associations.


         RRUN has already begun moving past these barriers through a number of steps that will be instrumental for RAHX's success. First, RRUN has used its contact base to begin recruitment of experienced advisors and executive management from the music and media industries. Second, RRUN plans to initiate an initial public offering on one of the North American Stock Exchanges. Third, RRUN is seeking to develop relationships with the major record companies in the music industry.



                                    Products


RAHXWARE


         The RAHX platform is used with the product RAHXWARE, the downloadable client software, which users use to connect to RAHX.



RAHX.COM and RAHX.net

         RAHX.com and RAHX.net are complementary products to RAHX. These websites are used to promote the RAHX product line and accumulate a user base for RAHX. The RAHX.com website provides multi-media content to inform and entertain users and the RAHX.net site provides customer support to RAHX licensees.

Product Benefits

         RRUN believes that RAHX offers the best file exchange solution for consumer, music artists, and copyright owners.

         First, RAHX is designed to accurately record, collect, and distribute music royalties to their rightful owners. Since digital music emerged on the Internet, record companies have been searching for a viable system that allows them to use a financial system that will appeal to consumers. The RAHX Platform allows for consumers to purchase music for a reasonable price, and in turn deposit the money into the account of the copyright owner.

         Second, if other P2P media services employ the RAHX financial subsystem, RRUN expects that it will save record companies and copyright owners the time and money lost in lawsuits.

         Third, RRUN anticipates that through RAHX, artists and record labels can generate revenue for no additional costs. For every dollar generated on a sale of a CD, tape, or vinyl record, the artist and record label incurs costs due to the manufacturing and marketing dollars spent on the physical recording. With digital music, there is no additional manufacturing or marketing costs as the music product of the artist and record label is only a digital file of a sound recording.

         Fourth, RRUN believes that RAHX will allow consumers to easily locate outdated or hard-to-find songs; and can provide compensation to copyright owners for these music recordings. Many times record companies stop distributing music recordings because it may be too expensive to manufacture and inventory product that is not in high demand. As a result, consumers are unable to find older music, and artists are not able earn revenue from these potential sales. RAHX can provide a system that will benefit both consumers and artists.

         Fifth, RRUN expects that RAHX will give independent artists an opportunity to showcase their talent and generate revenue from the sales of their music. Through RAHX, independent artists will have another medium that directly distributes their music over the Internet. As a result, artists can maximize their revenues and retain control of their music.

Technology


         RAHX combines standard Internet and EDI protocols with XML programming and various other software tools.


         RAHX consists of four subsystems:

     o    File Exchange System
     o    Content Management System
     o    Commercial Transaction System
     o    Digital Rights Management System

         These four systems are integrated to function as one unified RAHX system.


         From System Architecture Design to Alpha and Beta releases and testing to full release, RAHX will be developed at an accelerated cycle of six to nine months. The development will require a staff of 25; consisting of programmers/integrators, project managers, and a projected budget of $2 million.


         The technology behind RAHX produces the following features and capabilities:

     o Royalty tracking - RAHX compiles accounting of all music single downloads by detailing copyright owners and accurately reporting music royalty remittance;
     o Customer debit accounts - RAHX establishes debit accounts for its customers to facilitate their purchases of downloaded music;
     o Transaction facilitation - RAHX uses a transaction-facilitating engine that simultaneously debits the account of a buyer and credits the accounts of the music owners;
     o Catalogue database - RAHX syncs with new and existing and new music databases to accurately identify all music recordings within the exchange network; and
     o Firewall protection - RAHX provides a security firewall to protect end users.


         RRUN intends to file for a patent on RAHX and all of its components when it completes its working prototype.


         Although the technology used to create RAHX is proprietary, RRUN expects that others will be able to substantially reproduce the patented results within six months. To remain on the leading edge, RRUN expects that it must devote a minimum of approximately 5% of revenues towards RAHX research and development.

                              Intellectual Property

Patents


         The RAHX platform is a proprietary property consisting of numerous individual proprietary assets. RRUN has begun to prepare the necessary documents to achieve its' patents. RRUN has begun preparing the system architecture designs that will accompany the patent applications.


         In patenting RAHX and its' subsystems, RRUN will patent the base concept, business model, and subsequently the data model architecture.

         The patenting will include software/hardware components at a high level. Individual software and/or hardware components built to work within the initial framework of the RAHX platform will also undergo copyright, followed by patenting.


         It takes two to three years to complete a patent, so as the system grows, it is initially copyrighted and a patent is filed when the entire system is integrated. At the inception phase any component will be linked to a manufacturing process that may be copyrighted for uniqueness, and included in the design requirements for the patent.


Trademarks

         RRUN has already begun the process of preparing the documents necessary to obtain trademarks for the following:

     o    RRUN Ventures Inc.;
     o    RAHX, Inc.;
     o    RAHX.com;
     o    RAHX.net;
     o    RAHX; and
     o    RAHXWARE.

         As more names are created for the RAHX and its subsystems, RRUN will continue to obtain trademarks for their protection.


                                 Market Research

P2P Industry


         P2P computing facilitates direct person-to-person communication, information, and file sharing from one PC to another. P2P distributes processing power, file storage, and network traffic to the edges of the net, thus allowing individual computer users to exchange video, music and text files without the involvement of a centralized source or server.


         P2P computing differs from the traditional server based system by:

     o Enabling users to retain control and privacy over their information compared with posting personal data to a central server
     o Eliminating multiple database support compared with a single "hub" of information on your PC
     o Enabling live file and information viewing compared with a more static environment

     o Reducing data transfer times and facilitating a richer, more personal communications experience


         Before P2P media services emerged, Internet users located music over the web by spending countless hours searching millions of websites for specific music recordings, or by visiting MP3 music sites like MP3.com and Emusic.com, where they were given access to a limited amount of music and were required to pay for it. As a result, consumers were not able to find the specific music they were searching for in a cost-effective manner. Napster was the first P2P media service to enter the market and provide users with a convenient method of locating music. Users were now able to type a music title in a search field and any computer that contained the search item throughout the network was displayed.

         Most of the P2P media services have not generated any form of revenue. The tendency of these companies is to release the software, build a user base then hope to leverage that customer group to generate advertising revenue. Since the inception of P2P technology, no universally accepted revenue model has emerged from Napster, Gnutella, iMesh or any of the other current P2P media services..


         Although there is no current research available regarding the potential size of the P2P market, RRUN believes that a large market exists for its product. Its expectations stem from the fact that music is only the first of many digital file types that will be transferred between computers over the Internet. For example, consumers are already able to trade movies in the controversial Div-X format. Just like MP3s changed the music industry, Div-X is doing the same for the movie industry. Div-X movies are DVD quality and can be copied from a PC hard drive to a regular CD. The CD is then played in a standard DVD player. Other digital files currently being exchanged over P2P media services are e-books, text documents, photo images, and software programs. As a result, RRUN believes that the consumer demand for these P2P media services can only continue to expand, resulting in potentially greater revenue streams for companies that possess a sustainable business model.

Recent News and Changes

         Since RRUN's inception, several actions have taken place that can effect how the industry and financial markets view RRUN and its RAHX project. First, BMG and Napster have decided to form an alliance. This is significant in that BMG is one of the major record labels that are suing Napster. BMG has shown the entire media industry that P2P technologies are viable and potentially lucrative innovations that must be embraced rather than halted. Furthermore, this alliance has opened up new opportunities as other P2P media services will attempt to form separate partnerships with each of the record labels.

         Second, Scour Exchange, another P2P media service recently declared bankruptcy. Scour was forced to do so because the financial community did not view investing in a company without a revenue model as a wise choice. This recent news gives further validity to RAHX as RRUN believes that it has developed a feasible P2P model that can generate revenue.

         Third, Intel has recently made a strategic business move to fund P2P companies through their Intel Capital division. At the same time Intel has created a P2P working group among 17 companies, including IBM and Hewlett Packard. This move signifies the importance of P2P and media services like RAHX, and how these systems have the potential to expand the scope of the Internet.

                                   Competition

Competitors


         Currently there are over 25 music P2P services on the Internet, and seven, Napster, Gnutella, Hotline, Cute MX, iMesh, AudioGalaxy, and Spin Frenzy, have emerged as the major participants due to their claims of large consumer user bases. Because these companies were the first group to offer P2P media services, and because they charge no user fees, they claim they have been able to quickly amass large user bases. As a result, these companies have gained an initial head start over RAHX.

         However, the recent bankruptcy filing by Scour and the alliance between BMG and Napster prove that these companies cannot continue offering copyrighted material for free. Napster has proposed implementing a subscription model, and when this financial system is placed in the next six months, a percentage of Napster's user base will look for an alternative to paying flat monthly fees. RRUN believes that RAHX, which may charge for downloads but is designed to offer superior quality and advanced features, will emerge as the best alternative.


         Currently, all of the competitors to RAHX fail to offer security to their users through the use of technology features like firewalls. In a P2P network, where all users are directly connected to one another, security becomes a major issue as the system allows hackers easy access into the computers of users.

RRUN's Competitive Advantages

         Through the RAHX technology, RRUN aims to differentiate itself from competitors and penetrate the market quickly through a number of competitive advantages it believes it possesses.

         First, RAHX intends to implement a revenue stream that is expected to satisfy the needs of all stakeholders, mainly music owners and consumers. As stated, none of the RAHX competitors currently employ any revenue system. With a viable revenue model, RAHX is designed to avoid infringing upon any copyright.

         Second, RAHX is developed to give consumers added security through a built-in firewall and virus scan component. As stated, no other competitor offers any security device for their users. As competitors begin to implement some type of revenue system over the next 12 months, users are expected to shy away from paying for a system that does not protect their hard-drives.


         Third, RRUN expects RAHX to maintain quality standards to ensure consumers receive a level of quality assurance regarding the music recording(s) they have purchased. On the current P2P media services, there are no quality ratings to ensure users receive the correct music recording(s). Users take a chance each time they download, and are often disappointed that by the end of their download, which can take anywhere from thirty seconds to one hour they have received a song with very poor sound quality.


         Fourth, RAHX is designed to account for every downloaded music recording, ensuring the owners receive credit. Currently no other competitor can properly track whom the music file belongs to through their P2P network.

                                 Marketing Plan

Key Objectives


         RRUN's marketing strategy will be a key factor in achieving success in its overall strategic plan. Effectively executing the marketing strategy will help it realize the following objectives:


     1.   Develop a RAHX.net brand awareness;
     2.   Build a strong RAHX customer base;
     3.   Develop RAHX awareness in the file exchange industry; and
     4.   Complete licensing agreements with P2P media services.

Distribution Strategy

         The objectives of the distribution strategy are:

          1)   To most efficiently execute a rapid and widespread deployment of:

               o The RAHX digital file exchange executable software for consumers
               o    The RAHX platform for licensees

          2) To produce and launch the RAHX.com and RAHX.net websites to serve as the distribution location for the RAHXWARE software product

          3) To achieve a significant distribution reach through RAHX licensee customers that would integrate the RAHX plug-in with their browser, and distribute RAHX to their users through system wide dynamic upgrades

Promotion Strategy


         The objective of the promotion strategy is to effectively invest promotion and advertising dollars to attain a critical mass of RAHX users and RAHX enabled licensees. Within the first year RRUN expects to:

     o    Develop RAHX brand awareness
     o    Build a base of 500,000 RAHX users
     o Develop relationships with digital music companies and P2P media services
     o Develop relationships with leading companies in the content industries, i.e., music, movies, publishing, etc.


The details of the promotion strategy are as follows:

1)   Direct Sales

         RRUN intends to build a RAHX sales team that will research, develop, and maintain relationships with potential and established P2P media services. This team is expected to serve as liaisons with licensee customers and constantly be on the front lines searching out new customers at tradeshows, conventions, etc.

2)   Internet Marketing

         RRUN seeks to develop a marketing program that will research, develop and implement an online marketing strategy to create RAHX.com and RAHX software brand awareness and get the RAHX message to consumers and potential licensee customers. This will include search engine positioning, affiliate programs, online news releases, direct mailing lists, newsgroup monitoring, newsletter distribution, and other innovative web marketing tools still in development.

3)   Trade Shows

         Attendance at industry trade shows can provide RAHX with an excellent cost effective opportunity to source potential partners, competition, and other product development opportunities. The RAHX sales team would attend trade shows that focus on the digital entertainment industry.

4)   Promotions


     o Promotional teams - RAHX aims to develop brand awareness in the minds of its target consumer market and increase the RAHX user base through street-level marketing tactics. The RAHX Promo Teams will visit local hot spots frequented by the target consumers, including universities, nightclubs, sporting events, etc.

     o Sponsorships - RAHX plans to sponsor entertainment, sporting, music and other events in each American market that target a typical RAHX consumer. This effort can provide an excellent opportunity to develop RAHX brand awareness and to associate the RAHX brand with the lifestyle of the target consumer.


5)   Advertising

         RAHX plans to implement an extensive advertising campaign in each local market to create RAHX brand awareness and increase RAHX membership. The advertising campaign will be done through print, radio, and the Internet. Each of these mediums will be targeted towards the consumer market.

6)   Publicity

         RAHX seeks to generate publicity through news releases, cutting edge publicity campaigns and, charity events. These marketing initiatives will strive to spread the RAHX name in each local market and tie RAHX in with the local community.

7)   Pricing Strategy


         RAHX will be offered to consumers and licensees for free through the RAHX websites. However, as stated, consumers who download music recordings through RAHXWARE are charged a RAHX suggested $0.50 per music recording. RAHX and the content owners will set the actual price. Other music sites rates per music recording are: $0.99 at Emusic.com and $1.49 at Liquid Audio. At $0.50 per track, RRUN believes that RAHX can effectively penetrate the market and build a sustainable business.



                                   Operations

Facilities

         RRUN operates out of a leased 3600 sq. ft office/production premises in Vancouver, British Columbia in a Class B commercial building. RRUN has an option to secure additional space in the building. RRUN is likely to exceed current facilities after one year when it will either move to larger premises, or move some departments to another property.

         Operating out of Vancouver, BC allows RRUN access to a highly talented labor pool at a much lower cost than it would outside of Canada.

         RRUN intends to open two business development offices in New York and Los Angeles. These offices are necessary to remain in close proximity to the major media companies. In doing so, RRUN can develop the numerous business relationships necessary for success.

Equipment

         Within the first four to six months RRUN intends to invest $1,000,000 in equipment to be used in developing products, the RAHX backend technology, and corporate file servers. In months seven to twelve, RRUN expects to invest an additional $600,000.

Labor


         RRUN intends to employ 22 people within the first three months and plans to grow to 50 within a year. It plans to use a number of resources in locating and recruiting talent.


         Annual salaries for staff and executives will range through four levels: $36,000, $60,000, $100,000 and $150,000.


         RRUN also has a stock option plan. 535,000 options have been issued to officers and employees under the plan. An additional 608,000 options were issued to consultants.

                             PRINCIPAL SHAREHOLDERS

         The table below lists as of the date of this Prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                                                  Shares to be
  Directors, Officers and 5%   Shares Beneficially Owned       Beneficially Owned
         Stockholders            Prior to Acquisition           After Acquisition

                                   Number       Percent      Number       Percent

550605 B.C. Ltd.                      0            0        140,700(1)      8.1%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins                        0            0        162,489(2)      9.3%
71-1075 Granville Street
Vancouver, B.C.  V6Z 1L4

Pavel Bains                           0            0        131,500(2)      7.5%
9351 Granville Street
Richmond, B.C.  V6Y 1P9

Edwin Kwong                           0            0        119,000(2)      6.8%
986 W. 37th Avenue
Vancouver, B.C.  V5Z 2L5

Saya Kyvrikosaios                     0            0        119,000(2)      6.8%
#306 - 1139 West Broadway
Vancouver, B.C. V6H 1G1

Pickwick Company                      0            0        200,000(3)     11.5%
#267 - 1755 Robson Street
Vancouver, B.C. V6G 3B7

Gurpal Johal                          0            0        200,000(3)     11.5%
18536 58 B Street
Surry, B.C V3S 5X9

EMH, LLC                              0            0         80,000(3)      4.6%
25 Flint Hill Road
West Tisbury, MA  02575
USA

Carl Jennings                         0            0        103,000(3)      5.9%
7413 Oskaloosa Drive
Derwood, MD  20855-2651
USA


                                      -33-


Christine Cerisse                  152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                     152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada VIY 2E6

All United Management              304,000       60.8%           0           0%
directors
and officers as a group
(2 persons)

All RRUN directors and                                      400,489(4)     23.3%
officers as a group
(3 persons)


(1) Ray A. Hawkins owns 74% of 550605 B.C. Ltd.
(2) Includes 100,000 shares issuable upon the exercise of options.
(3) Issuable upon the exercise of options.
(4) Includes 300,000 shares issuable upon the exercise of options.

         All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT

         RRUN's directors and officers are as follows:


Name                           Age           Position

Ray Hawkins                    31            Director, President and CEO

Edwin Kwong                    29            Director, COO

Saya Kyvrikosaios              32            Director, VP Product and Technology
                                             Development


         Ray Hawkins - Director, President & CEO. As the President & CEO, Mr. Hawkins duties include the forging of business development, securing of partnerships, and overseeing product development, and marketing campaigns.


         Mr. Hawkins is a serial entrepreneur with over a decade of experience in the fields of media, entertainment, and marketing. From 1990-1995, Mr. Hawkins operated his own music artist management firm, RAH Talent. During that time Mr. Hawkins also acted as the CEO of Empire Communications, a record label that produced a number of cutting edge music artists. From 1993-1997 Mr. Hawkins acted as a music consultant, procuring cutting edge music for movie and television production houses like Paramount Pictures and video game companies like Electronic Arts. From 1996-1999 Mr. Hawkins was the founder, President, and CEO of TAXI Communications Network Inc., a leading edge media and marketing firm that produced a popular local culture magazine, TAXI Vancouver, and developed urban based marketing campaigns for companies like Labatt Breweries, Universal Music, Virgin Megastore and Molson Canada.


         Edwin Kwong - Director, COO. Mr. Kwong uses his background in finance and project management to oversee the day-to-day operations of RRUN.

         Mr. Kwong has over 5 years of international management consulting experience in Project Management and Finance in Canada and Asia. In 1993 Mr. Kwong received a Bachelor of Commerce in Finance from the University of British Columbia. In 1996 Mr. Kwong received a Graduate Diploma in Asian Pacific Management. From 1994-1996 Mr. Kwong worked as Investment Advisor Assistant for Great Pacific Management in Vancouver. From 1996 to 1997 Mr. Kwong acted as a consultant in Hong Kong for Manulife International Ltd. and Ernst and Young Management Consulting. From 1997-1998 Mr. Kwong was a Project Executive for Hopewell Holdings in Hong Kong and Indonesia. In 1998 Mr. Kwong completed his Level 1 examination in the Chartered Financial Analyst program. From 1999-2000 Mr. Kwong was the Senior Business Specialist for Intria Items Inc., a financial technology solutions division of Canadian Imperial Bank of Commerce.

         Saya Kyvrikosaios - Director, VP Product and Technology Development. Mr. Kyvrikosaios is a well-diversified management and technology professional and uses his skills and experience to lead the product and technology development for RRUN.

         From 1991-1995 Mr. Kyvrikosaios acted as the Branch Manager and Implementation Consultant for Laurentian Bank. From 1995-1998 Mr. Kyvrikosaios was the Project Manager and Technology Implementation Consultant for Credit Union Enterprise Datawest Ltd. From 1998-2000

Mr. Kyvrikosaios acted as the Project Leader of Western Canada for INTRIA Items Inc., a subsidiary of the Canadian Imperial Bank of Commerce. In 1999 Mr. Kyvrikosaios received his Bachelor's degree in Business Administration from Simon Fraser University.

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Director are filled by majority vote of the remaining Directors. The officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Conflicts of Interest


         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to these individuals' attention in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the officers' or directors' fiduciary duties. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as stated above, we have not adopted any other conflict of interest policy with respect to those transactions.


                             EXECUTIVE COMPENSATION

         RRUN's officers have agreed to act without cash compensation until authorized by the Board of Directors. They have accepted and executed stock options agreements in lieu of current cash compensation.


         RRUN will execute management compensation agreements with their current executives within 60 days of the date we consummate the merger. None of the directors are accruing any compensation under any agreement with RRUN.

                             SUMMARY COMPENSATION TABLE
                       Annual Compensation               Long Term Compensation
Name                    Title      Salary       Options      Exercise Price     Expiration Date
----                    -----      ------       -------      --------------     ---------------

Ray Hawkins              CEO         $0         100,000           $.10              12/1/03
Edwin Kwong              COO         $0         100,000           $.10              12/1/03
Saya Kyvrikosaios         VP         $0         100,000           $.10              12/1/03


         No retirement, pension or insurance programs or other similar programs have been adopted by RRUN for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In November 2000, RRUN issued 4,200,000 shares at an ascribed value of $209,315 to founding shareholders and to a company controlled by certain founding shareholders as part of the acquisition of its technology asset.

         As of December 8, 2000, RRUN Ventures, Inc. owed a total of $29,861.59 to RRUN Ventures, Inc.'s President and CEO, Ray Hawkins. There is no loan agreement in place for funds forwarded to RRUN Ventures, Inc. This debt is interest free and has no specific terms of repayment.


                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price


         Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,


     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


         Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without these limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.


Escrow

         The common stock under this offering will remain in escrow until our closing of a business combination with RRUN under the requirements of Rule 419. There are currently ten holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. None of our officers, directors, current shareholders or any of their affiliates or associates purchased any of the shares in this offering.

Penny Stock Regulation


         Our securities are not currently quoted on any recognized quotation medium. While we cannot assure you that a public market will ever develop for our common stock, if a market should develop, trading our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. A penny stock is generally any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require the delivery, prior to any penny stock transaction, of a disclosure scheduled explaining the penny stock market and the risks associated them, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers, accredited investors and institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by these requirements may discourage them from effecting transactions in our securities, which could severely limit the liquidity of our securities and the ability of purchasers in this offering to sell the securities in the secondary market.

Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

         We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 500,000 shares of common stock issued and outstanding, as of the date of this filing.

Common Stock


         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.


         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

                        SHARES ELIGIBLE FOR FUTURE RESALE


         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         When this offering is completed, we will have 788,420 shares outstanding. The 288,420 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of United Management, Inc., as that term is defined in Rule 144 under the Securities Act described below. The 500,000 shares currently outstanding will be returned to us and canceled when the merger is consummated.


                      WHERE CAN YOU FIND MORE INFORMATION?

         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 3, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS


         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. RRUN's fiscal year ends on December 31.


                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson LLP of San Francisco, California.

                                     EXPERTS


         Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of the firm as experts in accounting and auditing.

         RRUN's financial statements as of the period ended November 15, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Morgan & Company, Charted Accountants, independent accountants, included in this prospectus, and upon the authority of the firm as experts in accounting and auditing.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS


         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, state certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities


         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted under the applicable standard of conduct stated in the statutory provisions. Our directors and officers are indemnified to the full extent permitted by Nevada law in our Articles of Incorporation.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.


         Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is considered unenforceable.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27233) on January 24, 2000.

                              FINANCIAL STATEMENTS

                             UNITED MANAGEMENT, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.


Independent Auditor's Report...............................................F-2-3
Balance Sheet as of June 30, 2000............................................F-4
Statement of Operations as of June 30, 2000..................................F-5
Statement of Cash Flows as of June 30, 2000..................................F-6
Statement of Shareholders' Equity as of June 30,2000.........................F-7
Notes to Financial Statements as of June 30, 2000............................F-8
Balance Sheet as of September 30, 2000......................................F-14
Statement of Operations and Deficit as of September 30, 2000................F-15
Statement of Cash Flows as of September 30, 2000............................F-16
Statement of Shareholders' Equity as of September 30, 2000..................F-17
Notes to Financial Statements as of September 30, 2000......................F-18
Balance Sheet as of December 31, 2000.......................................F-20
Statement of Operations and Deficit as of December 31, 2000.................F-21
Statement of Cash Flows as of December 31, 2000.............................F-22
Statement of Shareholders' Equity as of December 31, 2000...................F-23
Notes to Financial Statements as of December 31, 2000.......................F-24


                              FINANCIAL STATEMENTS

                               RRUN VENTURES, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.


Independent Auditor's Report................................................F-27
Consolidated Balance Sheet as of December 31, 2000..........................F-28
Consolidated Statement of Operations as of December 31, 2000................F-29
Consolidated Statement of Cash Flows as of December 31, 2000................F-30
Consolidated Statement of Stockholders' Equity as of December 31, 2000......F-31
Notes to Consolidated Financial Statements as of December 31, 2000..........F-32


                       UNAUDITED PRO FORMA FINANCIAL DATA


Introduction to Pro Forma Consolidated Financial Statements.................F-36
Pro Forma Consolidated Balance Sheet........................................F-37
Pro Forma Consolidated Statement of Operations as of June 30, 2000..........F-38
Pro Forma Consolidated Statement of Operations as of December 31, 2000......F-39
Notes to Pro Forma Consolidated Financial Statements........................F-40

To the Board of Directors and Shareholders
United Management, Inc.

                          Independent Auditors' Report

We have audited the balance sheet of United Management, Inc. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C
Denver, Colorado
July 17, 2000

                          Independent Auditors' Report

We have audited the accompanying balance sheet of United Management, Inc. (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.






Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
August 24, 1999

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET


                                  June 30, 2000

                                     ASSETS

                                                       TOTAL ASSETS  $        -
                                                                     ===========

              LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
  Accounts payable and accrued liagilities. ........................ $    3,235
                                                                     -----------
                                               TOTAL LIABILITIES          3,235
                                                                     -----------

SHAREHOLDERS'  (DEFICIT)
  Common stock, $.0001 par value, 100,000,000 shares
     authorized, 500,000 shares issued and outstanding .............         50
  Additional paid-in capital .......................................     15,670
  Deficit accumulated during the development stage..................    (18,955)
                                                                     -----------
                                      TOTAL SHAREHOLDERS' (DEFICIT)      (3,235)
                                                                     -----------
                                                                     $        -
                                                                     ===========




                 See accompanying notes to financial statements

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                               January 29, 1997
                                                                      Year Ended                 (inception)
                                                         -----------------------------------       Through
                                                              June 30,          June 30,           June 30,
                                                                2000              1999               2000
                                                         ----------------   ----------------  --------------------
                                                                                                  (unaudited)
COSTS AND EXPENSES
     Legal fees........................................         $  8,421       $          -          $       8,421
     Accounting fees ..................................            2,233              1,623                  3,856
     Licenses and fees.................................              253                350                    603
     Printing costs. ..................................            6,025                  -                  6,025
     Stock-based compensation for
         organizational costs (Note B).................                -                  -                     50
                                                         ----------------   ----------------   --------------------
                                   LOSS FROM OPERATIONS          (16,932)            (1,973)               (18,955)
                                                         ----------------   ----------------   --------------------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit...............................            3,223                376                  3,609
     Deferred tax expense..............................           (3,223)              (376)                (3,609)
                                                         ----------------   ----------------   --------------------

                                               NET LOSS        $ (16,932)      $     (1,973)         $     (18,955)
                                                         ================   ================   ====================

     BASIC AND DILUTED
        LOSS PER COMMON SHARE..........................        $   (0.03)      $       *             $       (0.04)

                                                         ================   ================   ====================

     BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING......................          500,000           500,000                 500,000
                                                         ================   ================   ====================


       *  Less than .01 per share

                 See accompanying notes to financial statements

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                                                                  January 29, 1997
                                                       Year Ended                    (inception)
                                          ------------------------------------         Through
                                               June 30,            June 30,           June 30,
                                                 2000                1999               2000
                                          -----------------   ------------------  -------------------
                                                                                     (unaudited)
OPERATING ACTIVITIES
    Net loss ..........................   $       (16,932)    $        (1,973)    $       (18,955)

    Non-cash transactions:
       Stock-based compensation for
         organizational costs (Note B)               --                  --                    50
    Third party expenses paid by
      affiliate on behalf of the
      company, recorded as
      additional-paid-in capital ......            15,670                --                15,670
    Changes in operating assets
      and liabilities:
       Accounts payable and accrued
        liabilities ...................             1,262               1,973               3,235
                                          ---------------     ---------------     ---------------
                     NET CASH (USED IN)
                   OPERATING ACTIVITIES   $          --       $          --       $          --
                                          ---------------     ---------------     ---------------
                   NET CASH PROVIDED BY
                   FINANCING ACTIVITIES              --                  --                  --
                                          ---------------     ---------------     ---------------

                     NET CHANGE IN CASH              --                  --                  --
    Cash, beginning of period .........              --                  --                  --
                                          ---------------     ---------------     ---------------
                    CASH, END OF PERIOD   $          --       $          --       $          --
                                          ===============     ===============     ===============


SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
Cash paid during the period for:
       Interest .......................   $          --       $          --       $          --
                                          ===============     ===============     ===============
       Income taxes ...................   $          --       $          --       $          --
                                          ===============     ===============     ===============


Non-cash financing activities:
       500,000 shares common stock
          issued for services .........   $          --       $          --       $            50
                                          ===============     ===============     ===============


                 See accompanying notes to financial statements
                                      F-6

                                  UNITED MANAGEMENT, INC.
                               (A Development Stage Company)

                        STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                     January 29, 1997 (inception) through June 30, 2000


                                                                                                         Deficit
                                                                                                       Accumulated
                                  Preferred Stock                  Common Stock           Additional      During
                            ---------------------------   ----------------------------     Paid-In     Development
                              Shares        Amount           Shares        Amount           Capital       Stage            Total
                            ---------------------------   ------------  --------------   ------------  -------------   -------------
Beginning balance,
 January 29, 1997                  -      $       -               -      $       -        $       -    $        -      $        -

Common stock issued
 in exchange for
 organization costs.........       -              -         500,000             50                -             -              50

Net loss for the
 period ended
 March 31, 1997.............       -              -               -              -                -           (50)            (50)
                            -----------    ---------       ---------     ----------        ---------    ----------      ----------
    BALANCE, JUNE 30, 1997         -              -         500,000             50                -           (50)              -

Net loss for year
 ended June 30, 1998 .......       -              -               -              -                -             -               -
                            -----------    ---------       ---------     ----------        ---------    ----------      ----------
    BALANCE, JUNE 30, 1998         -              -         500,000             50                -           (50)              -

Net loss for year
 ended June 30, 1999 .......       -              -               -              -                -        (1,973)         (1,973)
                            -----------    ---------       ---------     ----------        ---------    ----------      ----------
    BALANCE, JUNE 30, 1999         -              -         500,000             50                -        (2,023)         (1,973)

Third party expenses paid
 by an affiliate on
 behalf of the Company .....       -              -               -              -           15,670             -          15,670
Net loss for year ended
 June 30, 2000 .............       -              -               -              -                -       (16,932)        (16,932)
                            -----------    ---------       ---------     ----------        ---------    ----------      ----------
    BALANCE, JUNE 30, 2000         -      $       -         500,000     $       50         $ 15,670     $ (18,955)     $   (3,235)
                            ===========    =========       =========     ==========        =========    ==========      ==========


                 See accompanying notes to financial statements
                                      F-7

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
016.219471.1
                                      F-14
Note A:  Organization and summary of significant accounting policies

Organization
United Management, Inc. (the "Company") was incorporated under the laws of Nevada on January 29, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of $(16,932), $(1,973) and $(18,955)
for the years ended June 30, 2000 and 1999 and for the period January 29, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

Cash equivalents
The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year
The Company operates on a fiscal year ending on June 30.

Stock based compensation
SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements
The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

Note A:  Organization and summary of significant accounting policies, concluded

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

Note B:  Related party transactions

The Company maintains a mailing address at an affiliate's address. This address is Suite 106, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $18,995 in expenses of which $15,670 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

Note C: Income taxes

       (a)

       (b) A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from January 30, 1997 (inception) through June 30, 2000 is as follows:

                                                                                             January 30,
                                                                                                 1997
                                                                                             (inception)
                                                   Year Ended           Year Ended             Through
                                                    June 30,             June 30,              June 30,
                                                      2000                 1999                  2000
                                                ------------------  -------------------   -------------------
U.S. statutory federal rate..................              15.00%               15.00%                15.00%
State income tax rate, net
 of federal benefit..........................               4.04%                4.04%                 4.04%
Net operating loss (NOL) for which
 no tax benefit is currently
 available..................................             -19.04%              -19.04%               -19.04%
                                                ------------------  -------------------   -------------------
                                                            0.00%                0.00%                 0.00%
                                                ==================  ===================   ===================


The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $2,848 and $366, respectively. The change in the valuation allowance for the period from January 29, 1997 (inception) through June 30, 2000 was $3,609. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D:  Shareholders' equity

Common Stock
The Company initially authorized 25,000 shares of $1.00 par value common stock. On January 29, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On January 29, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

On June 25, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on January 29, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on January 29, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)

------------------------------------------------- --------------------- ------------------
                                                       SEPTEMBER 30          JUNE 30
                                                           2000                2000
------------------------------------------------- --------------------- ------------------

ASSETS                                            $        -             $        -
================================================= ====================  =================

LIABILITIES

Current
    Accounts payable and accrued liabilities      $         1,699        $        3,235
    Loans payable                                          10,790                 -
                                                  --------------------  -----------------
                                                           12,489                3,235
                                                  --------------------  -----------------
ShareHOLDERS' DEFICIENCY

Share Capital
    Authorized:
        100,000,000 common shares, par value
        $0.0001 per share

    Issued and outstanding:
               500,000 common shares                           50                    50

    Additional paid in capital                             15,670                15,670

Deficit                                                   (28,209)              (18,955)
                                                  --------------------  -----------------
                                                          (12,489)               (3,235)
                                                  --------------------  -----------------

                                                  $        -             $       -
================================================= ====================  =================


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                       STATEMENT OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)


---------------------------------------------- --------------------------------------- -------------------
                                                                                           INCEPTION
                                                                                           JANUARY 29
                                                         THREE MONTHS ENDED                 1997 TO
                                                            SEPTEMBER 30                   SEPTEMBER 30
                                                     2000                1999                 2000
---------------------------------------------- ------------------ -------------------- -------------------

Expenses
    Office and sundry                          $          2,127   $         2,415      $        8,755
    Professional fees                                     7,127             3,487              19,404
    Stock based compensation for
      organizational costs                                -                 -                      50
                                               ------------------ -------------------- -------------------

Net Loss For The Period                                   9,254             5,902      $       28,209
                                                                                       ===================

Deficit, Beginning Of Period                             18,955                50
                                               ------------------ --------------------

Deficit, End Of Period                         $         28,209   $         5,952
============================================== ================== ====================


Net Loss Per Share                             $         (0.02)   $        (0.01)
============================================== ================== ====================


Weighted Average Number
 Of Shares Outstanding                                  500,000           500,000
============================================== ================== ====================


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                            (Stated in U.S. Dollars)


-------------------------------------------------- ------------------------------------ ---------------------
                                                                                             INCEPTION
                                                                                             JANUARY 29
                                                           THREE MONTHS ENDED                 1997 TO
                                                              SEPTEMBER 30                   SEPTEMBER 30
                                                         2000               1999                2000
-------------------------------------------------- ------------------ ----------------- ---------------------

Cash Flow From Operating Activities
    Net loss for the period                        $        (9,254)   $        (5,902)  $       (28,209)
    Non-cash transactions:
       Stock-based compensation for
        organizational costs                                 -                  -                    50
       Third party expenses paid by affiliate
         on behalf of the Company, recorded
         as additional paid-in capital                       -                  -                15,670

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
    Accounts payable and accrued liabilities                (1,536)             4,214             1,699
    Loans payable                                           10,790              1,688            10,790
                                                   ------------------ ----------------- ---------------------
                                                             -                  -                 -
                                                   ------------------ ----------------- ---------------------

Change In Cash                                               -                  -                 -

Cash, Beginning Of Period                                    -                  -                 -
                                                   ------------------ ----------------- ---------------------

Cash, End Of Period                                $         -        $         -       $         -
================================================== ================== ================= =====================


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                        STATEMENT OF SHAREHOLDERS EQUITY

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)



                                                                            ADDITIONAL
                                                                            PAID-IN
                                            SHARES          AMOUNT          CAPITAL            DEFICIT             TOTAL
                                        ---------------- -------------- ----------------- ------------------ -------------------

Shares Issued For Cash At $0.0001            500,000     $    50        $       -         $           (50)   $       -
                                        ---------------- -- ----------- --- ------------- --- -------------- --- ---------------

Balance, June 30, 1997 And 1998            500,000          50                -                     (50)           -

Loss For The Year                             -               -                 -                  (1,973)            (1,973)
                                        ---------------- -- ----------- --- ------------- --- -------------- --- ---------------

Balance, June 30, 1999                       500,000          50                -                  (2,023)            (1,973)

Third Party Expenses Paid By
 Affiliate On Behalf Of
 The Company, Recorded As
 Additional Paid-In
  Capital                                     -               -               15,670              -                   15,670

Loss For The Year                             -               -                 -                 (16,932)           (16,932)
                                        ---------------- -- ----------- --- ------------- --- -------------- --- ---------------

Balance, June 30, 2000                       500,000          50              15,670              (18,955)            (3,235)

Loss For The Period                           -               -                 -                  (9,254)            (9,254)
                                        ---------------- -- ----------- --- ------------- --- -------------- --- ---------------

Balance, September 30, 2000                  500,000     $    50        $     15,670      $       (28,209)   $       (12,489)
                                        ================ == =========== === ============= === ============== === ===============


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)

1.    BASIS OF PRESENTATION

      The unaudited financial statements as of September 30, 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.

2.    NATURE OF OPERATIONS

      a)   Organization

           The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

      b)   Development Stage Activities

           The Company has been in the development stage since inception and has no operations to date.

3.    SIGNIFICANT ACCOUNTING POLICIES

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

      The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

      a)   Development Stage Company

           The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)



3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      b)   Income Taxes

           The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

      c)   Financial Instruments

           The Company's financial instruments consist of accounts payable.

           Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

      d)   Net Loss Per Share

           Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.


4.         NEW ACCOUNTING STANDARDS

      a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting for Stock-based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

      b) In March, 1995, Statement of Financial Accounting Standards No. 121 (SFAS-121) "Accounting for Impairment of long-lived assets and for long-lived assets to be disposed of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)


--------------------------------------------------- --------------- ------------
                                                      DECEMBER 31     JUNE 30
                                                         2000           2000
--------------------------------------------------- --------------- ------------

ASSETS

Restricted Cash (Note 4)                            $    115,368    $    -
=================================================== ============== =============

LIABILITIES

Current
    Accounts payable and accrued liabilities        $     23,504    $    3,235
    Loans payable                                         13,106         -
                                                    -------------- -------------
                                                          36,610         3,235
                                                    -------------- -------------
ShareHOLDERS' EQUITY (DEFICIENCY)

Share Capital (Note 4)
    Authorized:
       100,000,000 common shares, par value
       $0.0001 per share

    Issued and Outstanding:
           788,420 common shares at December 31,
           2000 and 500,000 common shares at
           June 30, 2000                                      79            50

    Additional paid in capital                           131,009        15,670

Deficit                                                  (52,330)      (18,955)
                                                    -------------- -------------
                                                          78,758        (3,235)
                                                    -------------- -------------
                                                    $    115,368    $    -
=================================================== ============== =============

                                 UNITED MANAGEMENT, INC.
                               (A Development Stage Company)

                           STATEMENT OF OPERATIONS AND DEFICIT
                                (Stated in U.S. Dollars)
------------------------------------- -------------------------------------- --------------------------------- ----------------
                                                                                                                  INCEPTION
                                                                                                                 JANUARY 29
                                               THREE MONTHS ENDED                    SIX MONTHS ENDED              1997 TO
                                                   DECEMBER 31                         DECEMBER 31                DECEMBER 31
                                             2000               1999              2000             1999             2000
------------------------------------- ------------------- ------------------ --------------- ----------------- ----------------

Expenses
    Office and sundry                 $         2,315     $          677     $       4,443   $         3,092   $      11,070
    Professional fees                          21,806              1,758            28,932             5,245          41,210
    Stock based compensation
     for organizational costs                   -                  -                  -                -                  50
                                      ------------------- ------------------ --------------- ----------------- ----------------

Net Loss For The Period                        24,121              2,435            33,375             8,337   $      52,330
                                                                                                               ================

Deficit, Beginning Of Period                   28,209              5,952            18,955                50
                                      ------------------- ------------------ --------------- -----------------

Deficit, End Of Period                         52,330              8,387     $      52,330   $         8,387
===================================== =================== ================== =============== =================


Net Loss Per Share                    $        (0.04)     $       (0.01)     $      (0.06)   $        (0.01)
===================================== =================== ================== =============== =================


Weighted Average Number Of
 Shares Outstanding                          597,185            500,000           548,593           500,000
===================================== =================== ================== =============== =================


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                            (Stated in U.S. Dollars)

---------------------------------------- -------------------------------------- --------------------------------- ----------------
                                                                                                                     INCEPTION
                                                                                                                    JANUARY 29
                                                  THREE MONTHS ENDED                    SIX MONTHS ENDED              1997 TO
                                                      DECEMBER 31                         DECEMBER 31                DECEMBER 31
                                                2000               1999              2000             1999             2000
---------------------------------------- ------------------- ------------------ --------------- ----------------- ----------------

Cash Flow From Operating Activities
    Net loss for the period              $       (24,121)    $       (2,435)    $     (33,375)  $      (8,337)    $      (52,330)
    Non-cash transactions:
      Stock-based compensation for
       organizational costs                        -                   -                -                -                    50
      Third party expenses paid by
       affiliate on behalf
       of the Company, recorded as
       additional paid-in capital                  -                  7,812             -               7,812             15,670

Adjustments To Reconcile Net
 Loss To Net Cash Used By
 Operating Activities
    Accounts payable and accrued
     liabilities                                  21,805             (3,689)           20,269             525             23,504
    Loans payable                                  2,316             (1,688)           13,106            -                13,106
                                         ------------------- ------------------ --------------- ----------------- ----------------
                                                   -                   -                -                -                 -
                                         ------------------- ------------------ --------------- ----------------- ----------------

Cash Flow From Financing Activities
    Common stock issued                          115,368               -              115,368            -               115,368
                                         ------------------- ------------------ --------------- ----------------- ----------------

Change In Cash                                   115,368               -              115,368            -               115,368

Cash, Beginning Of Period                          -                   -                -                -                 -
                                         ------------------- ------------------ --------------- ----------------- ----------------

Cash, End Of Period                      $       115,368     $         -        $     115,368   $        -        $      115,368
======================================== =================== ================== =============== ================= ================


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                        STATEMENT OF SHAREHOLDERS EQUITY

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)
                                                                            ADDITIONAL
                                                                             PAID-IN
                                                  SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                               ------------- ------------ -------------- --------------- --------------

Shares Issued For Cash At $0.0001                 500,000    $    50      $       -      $        (50)   $       -
                                               ------------- ------------ -------------- --------------- --------------

Balance, June 30, 1997 And 1998                   500,000         50              -               (50)           -

Loss For The Year                                   -            -                -            (1,973)          (1,973)
                                               ------------- ------------ -------------- --------------- --------------

Balance, June 30, 1999                            500,000         50              -            (2,023)          (1,973)

Third Party Expenses Paid By Affiliate On
  Behalf Of The Company, recorded as
  additional paid-in capital
                                                    -            -               15,670          -              15,670

Loss For The Year                                   -            -                -           (16,932)         (16,932)
                                               ------------- ------------ -------------- --------------- --------------

Balance, June 30, 2000                            500,000         50             15,670       (18,955)          (3,235)

Shares Issued For Cash At $0.40 (Note 4)
                                                  288,420         29            115,339          -             115,368

Loss For The Period                                 -            -                -           (33,375)         (33,375)
                                               ------------- ------------ -------------- --------------- --------------

Balance, December 31, 2000                        788,420    $    79      $     131,009  $    (52,330)   $      78,758
                                               ============= ============ ============== =============== ==============


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



1.   BASIS OF PRESENTATION

     The unaudited financial statements as of December 31, 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.

2.   NATURE OF OPERATIONS

     a)  Organization

         The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

     b)  Development Stage Activities

         The Company has been in the development stage since inception and has no operations to date.

3.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)  Development Stage Company

         The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     c)  Income Taxes

         The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     d)  Financial Instruments

         The Company's financial instruments consist of accounts payable and accrued liabilities, and loans payable.

         Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     e)  Net Loss Per Share

         Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



4.   SHARE CAPITAL

     In December 2000, the Company completed an initial public offering of 288,420 common shares at $0.40 per share for cash proceeds of $115,368. The proceeds of the offering and the common shares issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with a post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20 business day period will automatically have their investment returned.

     If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.


5.   ACQUISITION AGREEMENT

     In December 2000, the Company executed an agreement with RRUN Ventures Inc., a private Nevada corporation, and its shareholders to acquire all of the issued and outstanding common shares of RRUN Ventures Inc. in exchange for 305,439 of the Company's common shares. Consummation of this transaction is conditional, among other things, upon the acceptance of the reconfirmation offer by the holders of at least 80% of the common shares subscribed for in the initial public offering described in Note 4.

                                AUDITORS' REPORT


To the Directors
RRUN Ventures Inc.

We have audited the consolidated balance sheet of RRUN Ventures Inc. (A Development Stage Company) as at December 31, 2000 and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and the results of its operations and cash flows for the period then ended in accordance with United States generally accepted accounting principles.


Vancouver, B.C.                                             "Morgan & Company"
February 14, 2001                                         Chartered Accountants


                COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
                        ON CANADA-U.S. REPORTING CONFLICT


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as those described in
Note 1(b) of the financial statements. Our report to the shareholders, dated February 14, 2001, is expressed in accordance with Canadian reporting standards, which do not permit a reference to such an uncertainty in the Auditors' Report when the uncertainty is adequately disclosed in the financial statements.


Vancouver, B.C.                                             "Morgan & Company"
February 14, 2001                                         Chartered Accountants

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
     Cash                                                      $      10,794
     Prepaid expense                                                     500
                                                               ----------------
                                                                      11,294

Intangible Asset (Note 4)                                            197,686
Investment (Note 5)                                                   40,000
                                                               ----------------

                                                               $     248,980
===============================================================================

LIABILITIES

Current
     Accounts payable                                          $      32,114
     Loans and advances payable (Note 6(b))                           66,803
                                                               ----------------
                                                                      98,917
Minority Interest                                                     63,060
                                                               ----------------
                                                                     161,977
                                                               ----------------

STOCKHOLDERS' EQUITY

Share Capital
     Authorized:
         25,000,000 common shares, par value
         $0.001 per share
     Issued and Outstanding:
           6,108,780 common shares                                     6,109

     Additional paid in capital                                      175,847

Deficit                                                              (94,953)
                                                               ----------------
                                                                      87,003
                                                               ----------------

                                                               $     248,980
===============================================================================


Approved by the Board of Directors:

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

             FROM INCEPTION ON OCTOBER 12, 2000 TO DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Expenses
     Administrative services                                    $        30,164
     Amortization                                                        11,629
     Consulting                                                           8,409
     Office and sundry                                                    9,970
     Professional fees                                                   21,781
     Travel                                                               4,944
                                                                ----------------
                                                                         86,897
     Minority interest in loss of subsidiary                             (4,299)
                                                                ----------------

Net Loss For The Period                                                  82,598

Deficit, Beginning Of Period                                              -
                                                                ----------------
                                                                         82,598
Net Asset Deficiency Of Legal Parent At Date Of
 Reverse Take-Over Transaction                                           12,355
                                                                ----------------

Deficit, End Of Period                                          $        94,953
================================================================================


Net Loss Per Share                                              $         0.02
================================================================================


Weighted Average Number Of Common Shares Outstanding                  5,943,780
================================================================================

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FROM INCEPTION ON OCTOBER 12, 2000 TO DECEMBER 15, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net loss for the period                                    $     (82,598)

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
     Minority interest in loss of subsidiary                           (4,299)
     Amortization                                                      11,629
     Prepaid expense                                                     (500)
     Accounts payable                                                  32,114
     Loans and advances payable                                        66,803
                                                                ----------------
                                                                       23,149
                                                                ----------------

Cash Flows From Investing Activity
     Net asset deficiency of legal parent at
      date of reverse take-over transaction                           (12,355)
                                                                ----------------

Increase In Cash                                                       10,794

Cash, Beginning Of Period                                                -
                                                                ----------------

Cash, End Of Period                                             $      10,794
================================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

During the period, the Company issued 4,200,000 common shares at an ascribed value of $209,315 to acquire technology.

During the period, the Company acquired 67% of the issued and outstanding shares of RAHX Inc. by issuing 2,814, 000 common shares at an ascribed value of $Nil.

During the period, the Company acquired 15% of the issued and outstanding shares of Kaph Data Engineering Inc. by issuing 400,000 common shares at an ascribed value of $40,000.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                  CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)
                                                                            ADDITIONAL
                                                                             PAID-IN
                                                SHARES         AMOUNT        CAPITAL         DEFICIT          TOTAL
                                             -------------- ------------- --------------- --------------- --------------

Shares Issued For Cash And Services             4,200,000   $     4,200   $     205,115   $        -      $    209,315

Adjustment To Number Of Shares Issued And
  Outstanding As A Result Of The
  Acquisition Of RAHX, Inc.
     RAHX, Inc.                                (4,200,000)       (4,200)          -                -            (4,200)
     RRUN Ventures Inc.                         5,708,780         5,709          (1,509)                         4,200

Adjustment To Stated Value Of
  Stockholders' Equity To Reflect Minority
  Interest In The Net Assets Of RAHX, Inc.
  At The Acquisition Date                          -                -           (67,359)           -           (67,359)

Net Asset Deficiency Of Legal Parent At
  Date Of Reverse Take-Over Transaction            -                -             -             (12,355)       (12,355)

Shares Issued To Acquire Investment In
  Kaph Data Engineering Inc.                      400,000           400          39,600            -            40,000

Loss For The Period                                -                -             -             (82,598)       (82,598)
                                             -------------- ------------- --------------- --------------- --------------

Balance, December 31, 2000                      6,108,780   $     6,109   $     175,847   $     (94,953)  $     87,003
                                             ============== ============= =============== =============== ==============


                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

     a)  Organization

         The Company was incorporated in the State of Nevada, U.S.A. on October 12, 2000.

     b)  Development Stage Activities

         The Company was organized to develop innovative technology based ventures with a current emphasis on building new technologies for the entertainment and content industry. The Company's initial venture is RAHX, a business concept focused on the growing Peer-To-Peer (P2P) file exchange industry. The first branded RAHX product is Rahxware, a platform that uses P2P technologies to enable and enhance the distribution of digital media over the internet.

         The Company is in the development stage, therefore, recovery of assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations, is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales to support its cost structure.

         Management is of the opinion that sufficient short term funding will be obtained and that current negotiations with potential users of its products will be successful.


2.   SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)  Consolidation

         These consolidated financial statements include the accounts of the Company and its 67% owned subsidiary, RAHX, Inc.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Development Stage Company

         The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     c)  Intangible Assets

         Intangible assets are recorded at cost to be amortized on a straight-line basis over three years.

         Management reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

     d)   Investments

         Investments in companies owned less than 20% are recorded at the lower of cost or fair market value.

     e)  Income Taxes

         The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     f)  Financial Instruments

         The Company's financial instruments consist of cash and accounts payable.

         Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)  Net Loss Per Share

         Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.


3.   ACQUISITION OF SUBSIDIARY

     Effective November 13, 2000, RRUN Ventures Inc. acquired 67% of the issued and outstanding shares of RAHX, Inc. by issuing 2,814,000 common shares. Since the transaction resulted in the former shareholders of RAHX, Inc. owning the majority of the issued shares of RRUN Ventures Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RAHX, Inc. of the net assets and liabilities of RRUN Ventures Inc. Under this purchase method of accounting, the results of operations of RRUN Ventures Inc. are included in these consolidated financial statements from November 13, 2000.

     RRUN Ventures Inc. had a net asset deficiency at the acquisition date, therefore, the 2,814,000 common shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $12,355 charged to deficit. RAHX, Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

     The acquisition is summarized as follows:

     Current Assets                                            $      11,357
     Current Liabilities                                              23,712
                                                              ---------------

     Net Asset Deficiency                                      $     (12,355)
                                                              ===============

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



4.   INTANGIBLE ASSET

     Technology, at cost                                        $      209,315
     Less:  Accumulated amortization                                    11,629
                                                               ---------------

                                                                $      197,686
                                                               ===============

     The Company issued a total of 4,200,000 common shares in connection with the acquisition of its technology assets.


5.   INVESTMENT

     Kaph Data Engineering Inc. - 159 common shares
      representing 15% of the Company's issued and
      outstanding common share capital                          $       40,000
                                                                ==============


6.   STOCK OPTION PLAN

     The Company has granted stock options for the purchase of up to 600,000 common shares at $0.10 per share, and up to 518,000 common shares at $0.25 per share. All expiring on December 1, 2003.


7.   RELATED PARTY TRANSACTIONS

     a) During the period, the Company issued 4,200,000 at an ascribed value of $209,315 to founding shareholders, and to a company controlled by certain founding shareholders, in connection with the acquisition of its technology asset.

     b) Loans and advances payable are due to related parties, are interest free, and have no specific terms of repayment.

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

          AS AT DECEMBER 31, 2000, AND FOR THE YEAR ENDED JUNE 30, 2000
            AND FOR THE PERIOD FROM JULY 1, 2000 TO DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of RRUN Ventures Inc. by United Management Inc. Since the transaction resulted in the former shareholders of RRUN Ventures Inc. owning the majority of the issued shares of United Management Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RRUN Ventures Inc. of the net assets and liabilities of United Management Inc.

The pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statements of operations have been prepared utilizing the historical financial statements of United Management Inc. and RRUN Ventures Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statements of operations have been prepared as if the acquisition had been consummated on July 1, 1999 under the purchase method of accounting and carried through to December 31, 2000. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on December 31, 2000.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)

---------------------------------------------------------------------------------------
                                 UNITED         RRUN
                               MANAGEMENT     VENTURES
                                  INC.           INC.       ADJUSTMENTS      PRO-FORMA
---------------------------------------------------------------------------------------
ASSETS

Current
     Cash                     $   115,368    $   10,794     $      -        $   126,162
     Prepaid expense                    -           500            -                500
                              -----------    ----------     ------------    -----------
                                  115,368        11,294            -            126,662

Intangible Assets                       -       197,686            -            197,686

Investment                              -        40,000            -             40,000
                              -----------    ----------     ------------    -----------
                              $   115,368    $  248,980            -        $   364,348
=======================================================================================
LIABILITIES

Current
     Accounts payable         $    23,504    $   32,114     $      -        $    55,618
     Loans payable                 13,106        66,803            -             79,909
                              -----------    ----------     ------------    -----------
                                   36,610        98,917            -            135,527

Minority Interest                       -        63,060            -             63,060
                              -----------    ----------     ------------    -----------
                                   36,610       161,977            -            198,587
                              -----------    ----------     ------------    -----------

SHAREHOLDERS' EQUITY

Share Capital                          79         6,109     (a)     (50)          6,138


Additional Paid In Capital        131,009       175,847     (a)      50         291,186
                                                            (b) (15,720)

Deficit                           (52,330)      (94,953)    (b)  18,955        (131,563)
                                                            (b)  (3,235)

                                  (78,758)      (87,003)           -            165,761
                              -----------    ----------     ------------    -----------

                              $   115,368    $  248,980            -        $   364,348
=======================================================================================

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2000
                            (Stated in U.S. Dollars)


------------------------------------------------------------------------------------------------------------------
                                                   UNITED            RRUN
                                                 MANAGEMENT        VENTURES
                                                    INC.             INC.          ADJUSTMENTS         PRO-FORMA
------------------------------------------------------------------------------------------------------------------

Revenue                                      $         -         $      -                -          $       -

Expenses                                             16,932             -                -                 16,932
                                             -----------------------------------------------------------------------

Net Loss                                     $       16,932      $      -                -          $      16,932
====================================================================================================================


Net Loss Per Share                                                                                  $       0.03
====================================================================================================================


Weighted Average Number Of Common Shares                                                                  593,859
  Outstanding
====================================================================================================================


                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 PERIOD ENDED JULY 1, 2000 TO DECEMBER 31, 2000
                            (Stated in U.S. Dollars)


------------------------------------------------------------------------------------------------------------------
                                                   UNITED            RRUN
                                                 MANAGEMENT        VENTURES
                                                    INC.             INC.          ADJUSTMENTS         PRO-FORMA
------------------------------------------------------------------------------------------------------------------

Revenue                                      $          -        $      -                 -         $        -

Expenses                                              33,375         82,598               -               115,973
                                             -----------------------------------------------------------------------

Net Loss                                     $        33,375     $   82,598               -         $     115,973
====================================================================================================================


Net Loss Per Share                                                                                  $        0.20
====================================================================================================================


Weighted Average Number Of Common Shares
  Outstanding                                                                                             593,859
====================================================================================================================


                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

          NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
              BALANCE SHEET AND PRO-FORMA STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 2000
            AND FOR THE PERIOD FROM JULY 1, 2000 T0 DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statements of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of United Management Inc. for the year ended June 30, 2000, and for the six months ended December 31, 2000, and of RRUN Ventures Inc. for the period from inception on October 12, 2000 to December 31, 2000 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 1999 in the case of the pro-forma consolidated statements of operations, and effective December 31, 2000 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 1999.


3.   PRO-FORMA ADJUSTMENTS

     (a) Record the cancellation of 500,000 common shares of United Management Inc.
     (b) Record the reverse take-over transaction

--------------------------------------------------------------------------------


You should rely only on the information
contained in this prospectus. We have
not authorized anyone to provide you
with information different from that
contained in this prospectus. We are                    288,420 Shares
offering to sell, and seeking offers to                  common stock
buy, shares of common stock only in
jurisdictions where offers and sales are
permitted. The information contained in
this prospectus is accurate only as of
the date of this prospectus, regardless
of the time of delivery of this
prospectus or of any sale of our common
stock. In this prospectus, the words
"we," "us" and "our" refer to United
Management, Inc., unless the context
indicates otherwise.
                                                   UNITED MANAGEMENT, INC.
-----------------------------------------


          TABLE OF CONTENTS
OFFERING INFORMATION...................1
PROSPECTUS SUMMARY.....................3
RISK FACTORS...........................6
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419                            ____________________
DEPOSIT OF OFFERING PROCEEDS
AND SECURITIES........................13
MERGER................................14                  PROSPECTUS
DILUTION..............................16
USE OF PROCEEDS.......................16             ____________________
CAPITALIZATION........................17
PLAN OF OPERATION.....................18
DESCRIPTION OF BUSINESS...............23

PRINCIPAL SHAREHOLDERS................33              February 23, 2001

MANAGEMENT............................35
EXECUTIVE COMPENSATION................36
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS..................37
LEGAL PROCEEDINGS.....................37
MARKET FOR OUR COMMON STOCK...........37
DESCRIPTION OF SECURITIES.............39
SHARES ELIGIBLE FOR FUTURE
RESALE................................39
WHERE CAN YOU FIND MORE
INFORMATION?..........................40
REPORTS TO STOCKHOLDERS...............40
LEGAL MATTERS.........................40
EXPERTS...............................40
INDEMNIFICATION OF OFFICERS
AND DIRECTORS.........................40
CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL
DISCLOSURE............................41
FINANCIAL STATEMENTS.................F-1

--------------------------------------------------------------------------------

Part II.  Information Not Required In Prospectus

Item 24.  Indemnification of officers and directors

         The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25.  Other Expenses of Issuance and Distribution

         Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee                 $         53.00
Blue Sky filing fees                                                   500.00
Legal fees and expenses                                             10,000.00
Printing                                                             1,500.00
Marketing expenses                                                   1,000.00
Miscellaneous                                                          500.00
                                                                    ---------
                                        Total                 $     13,553.00
                                                                   ==========

Management will bear all expenses shown above, except legal fees estimated at $10,000.

Item 26.  Recent Sales of Unregistered Securities

         There have been no sales of unregistered securities by the Company in the past three years.

Item 27.  Exhibits


2.1***    Merger Agreement
3.1*      Articles of Incorporation
3.2*      Amendment to Articles of Incorporation
3.3*      Bylaws
4.1*      Specimen Informational Statement
5.1***    Opinion  of Evers & Hendrickson LLP with respect
          to the legality of the shares being registered
23.1.1    Consent of Kish, Leake & Associates, P.C.
23.1.2    Consent of Cordovano & Harvey, P.C.
23.1.3    Consent of Morgan & Company
23.2      Consent of Evers & Hendrickson LLP (included in Exhibit 5.1)
27.1***   Financial Data Schedule
99.1***   Escrow Agreement


* Incorporated by reference to Form 10-SB, File No. 000-27233, filed September 3, 1999.
**        To be added in an amendment
***       Previously filed.

Item 28.  Undertakings

We undertake that we will:

          1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                 (iii) Include any additional or changed material information on the plan of distribution.

          2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

          3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on February 23, 2001.




                                           UNITED MANAGEMENT, INC.



                                           /s/     Christine M. Cerisse
                                                   -----------------------------
                                                   President


Signature                                    Title             Date




/s/     Christine M. Cerisse                 President         February 23, 2001
        -------------------------